(303) 299-8801


     November 11, 1996


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

          Re: TouchStone Software Corporation (File No. 00-12969) 1996 Proxy Statement

Ladies/Gentlemen:

     Enclosed for filing on behalf of TouchStone Software Corporation (the "Company") pursuant to Rule 14a-6(a) of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, are five definitive copies of
(i) the Company's proxy statement including Exhibits A through D thereto (designated document number "TOUCH1") (the "Proxy Statement") soliciting proxies for use at the Company's 1996 annual meeting of shareholders, scheduled for December 16, 1996, (ii) the Company's form of proxy (designated document number "TOUCH2") which the Company intends to distribute to the Company's shareholders with the Proxy Statement and (iii) a letter to shareholders (designated document number "TOUCH3") which the Company intends to distribute to the Company's shareholders with the Proxy Statement.

     Please   address  any  comments,   questions  or  requests  for  additional
information to the undersigned at (303/299-8801).

                              Very truly yours,



                              Jeremy W. Makarechian

cc:  NASDAQ NMS
     Ronald R. Maas

                       TOUCHSTONE SOFTWARE CORPORATION

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON DECEMBER 16, 1996

     NOTICE IS HEREBY GIVEN that the 1996 Annual Meeting of Shareholders of TouchStone Software Corporation (the "Company") will he held on Monday, December 16, 1996, at 10:00 a.m., local time, at the Holiday Inn, 7667 Center Avenue, Huntington Beach, California 92647 to act on the following matters:

     1. To elect six directors of the Company to serve until the next Annual meeting or the election of their successors.

     2. To approve a change in the Company's state of incorporation from California to Delaware.

     3. To approve and adopt a new 1997 Stock Incentive Plan with the maximum aggregate number of shares registered for issuance totalling 1,200,000 shares of the Company's Common Stock.

     4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     These matters are more fully described in the Proxy Statement accompanying this Notice.

     Only shareholders of record at the close of business on November 7, 1996 are entitled to notice of and to vote at the Annual Meeting.

     By Order of the Board of Directors



     Larry W. Dingus
     Chairman of the Board of Directors

Huntington Beach, California
November 15, 1996




                            YOUR VOTE IS IMPORTANT

     All Shareholders are cordially invited to attend in person. However, to ensure your representation at the meeting, please mark, sign, date and return the enclosed proxy card as soon as possible in the enclosed postage-paid envelope. If you attend the meeting, you may vote in person even if you have previously returned a proxy.

                       TOUCHSTONE SOFTWARE CORPORATION

                               PROXY STATEMENT
                     1996 ANNUAL MEETING OF SHAREHOLDERS

General

     The enclosed proxy is solicited on behalf of the Board of Directors of TouchStone Software Corporation (the "Company" or TouchStone") for use at the Annual Meeting of Shareholders to be held on December 16, 1996, at 10:00 a.m., local time, or at any adjournment or postponement thereof, for purposes set forth herein. The Annual Meeting will he held at the Holiday Inn, 7667 Center Avenue, Huntington Beach, California 92647.

     The Company's telephone number is (714) 969-7746. This Proxy Statement and the accompanying proxy card are being mailed to shareholders on or about November 15, 1996.

Proxies

     If any shareholder is unable to attend the Annual Meeting, such shareholder may vote by proxy. The enclosed proxy is solicited by the Company's Board of Directors, (the "Board of Directors" or the "Board") and, when the proxy card is returned properly completed, it will be voted as directed by the shareholder on the proxy card. Shareholders are urged to specify their choices on the enclosed proxy card. If a proxy card is signed and returned without choices specified, in the absence of contrary instructions, the shares of Common Stock represented by such proxy will be voted "FOR" Proposals 1, 2 and 3, and will be voted in the proxy holders' discretion as to other matters that may properly come before the Annual Meeting. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by (i) delivering to the Company at the Company's principal executive office, 2124 Main Street, Suite 250, Huntington Beach, California 92648, Attention: Chief Financial Officer, a written notice of revocation or duly executed proxy bearing a later date, or
(ii) attending the Annual Meeting and voting in person.

     The cost of soliciting proxies will be borne by the Company. The Company has retained The Financial Relations Board and Kissel-Blake, Inc. to assist in the solicitation of proxies at an estimated fee of $5,000 plus reimbursement of reasonable expenses. In addition, the Company expects to reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees in person or by telephone or facsimile. No additional compensation will be paid to directors, officers or other regular employees for such services.

Share Ownership and Voting

     Only holders of Common Stock of record at the close of business on November 7, 1996, the record date and time fixed by the Board of Directors, are entitled to vote at the meeting. At the record date, approximately 7,769,735 shares of the Company's Common Stock were issued and outstanding, held by 3,261 shareholders of record.

     Each share of Common Stock outstanding on the record date is entitled to vote. A majority of the shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. Cumulative voting may be used in the election of directors. Under cumulative voting, each shareholder may cast for a single candidate, or distribute among the candidates as such shareholder chooses, a number of votes equal to the number of candidates (six at this meeting) multiplied by the number of shares held by such shareholder. Cumulative voting will apply only to those candidates whose names have been placed in nomination prior to voting. No shareholder shall be entitled to cumulate votes unless the shareholder has given notice at the meeting, prior to the voting, of the shareholder's intention to cumulate the shareholder's votes. If any one shareholder gives such notice, all shareholders may cumulate their votes for candidates in nomination. Except to the extent that a shareholder withholds votes from the nominees, the proxy holders named in the accompanying form of proxy, in their sole discretion, will vote such proxy for, and, if necessary, exercise cumulative voting rights to secure, the election of the nominees listed below as directors of the Company.

     An affirmative vote of a majority of the shares of Common Stock present and voting at the meeting is required for approval of all items being submitted to the shareholders for their consideration, other than the approval of the change of the jurisdiction of incorporation of the Company from California to Delaware, for which the affirmative vote of a majority of the outstanding shares of Common Stock is required. An automated system administered by the Company's transfer agent tabulates shareholder votes. Abstentions and broker non-votes each are included in determining the number of shares present and voting at the Annual Meeting and each is tabulated separately. Abstentions are counted in tabulations of the votes cast on proposals presented to shareholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved. American Securities Transfer & Trust, Inc. ("AST"), the transfer agent and registrar for the Common Stock, has been approved by the Board of Directors to serve as Inspector of Election at the Meeting. All proxies and ballots delivered to AST shall be kept confidential by AST.

     The Annual Report of the Company for the fiscal year ended December 31, 1995 was previously mailed to all of the Company's shareholders in June 1996. Any shareholders entitled to notice of and to vote at the Annual Meeting who have not previously received a copy of the Annual Report may obtain one by contacting the Company at (714) 969-7746. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy soliciting material.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of Common Stock of the Company as of October 15, 1996, by (a) each person known by the Company to own beneficially more than 5% of the outstanding Common Stock; (b) the Chief Executive Officer of the Company; (c) each of the four other most highly compensated executive officers of the Company (determined at fiscal year-end
1995); (d) each director of the Company; and (e) all directors and executive officers as a group. Except as otherwise indicated, the address of each holder identified below is in care of the Company, 2124 Main Street, Suite 250, Huntington Beach, California 92648.






                                   Number of Shares
                                   Beneficially             Approximate
Name                               Owned(1)                 Percent Owned

Larry W. Dingus(2) . .             291,957                  3.7%


Larry S. Jordan. .                 208,000                  2.7%


Ronald R. Maas(3). .               381,610                  4.9%


C. Shannon Dingus(4)               721,518                  9.1%


Kenneth C. Welch III(5)            238,574                  3.0%


Richard W. Brail                         0                   *


All executive officers and
directors asa group
(6 persons)(6)                   1,841,659                  22.6%



_______________

*Less than 1%

               (1) Except as indicated in the footnotes to this table, the shareholders named in the table are known to the Company to have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable. As of October 15, 1996, an aggregate of 7,767,235 shares of Common Stock were outstanding.

               (2) Includes options to purchase 134,883 shares exercisable on or before December 15, 1996.

               (3) Includes options to purchase 80,000 shares exercisable on or before December 15, 1996.

               (4) Includes options to purchase 134,300 shares exercisable on or before December 15, 1996.

               (5) Includes options to purchase 52,000 shares exercisable on or before December 15, 1996.

               (6) Includes officers' and directors' shares listed above.

                                PROPOSAL NO. 1

                            ELECTION OF DIRECTORS

     A board of six directors will be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the six nominees to the Board of Directors named below. Each of the nominees is a current member of the Company's Board of Directors. If a nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the proxy holders to fill such vacancy. However, it is not expected that any nominee will be unable or will decline to serve as a director. If a nomination is made to elect an individual to the vacant position on the Board, the proxy holders will propose a nominee to fill such position and vote all proxies received by them in accordance with cumulative voting to assure the election of as many of the Company's nominees as possible. If shareholders nominate persons other than the Company's nominees for election as directors, the proxy holders will vote all proxies received by them in accordance with cumulative voting to assure the election of as many of the Company's nominees as possible. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until the director's successor has been elected.

     The Company's Board of Directors recommends that shareholders vote FOR the nominees listed below:


                                                                      Director
Name of Nominee          Age       Principal Occupation               Since



Larry W. Dingus.         52        Chairman of the Board of Directors 1982


Larry S. Jordan.         52        President and Chief Executive      1996
                                   Officer of the Company

Ronald R. Maas           50        Executive Vice President, Chief    1993
                                   Financial Officer and Secretary

C. Shannon Dingus        49        Chief Technology Officer           1982


Kenneth C. Welch III     39        Independent Software Consultant    1993

Richard W. Brail         54        President and Chief Executive      1995
                                   Officer of Best Golf, Inc.

Business Experience of Nominees for Election as Directors

     Larry W. Dingus, age 52, has served as Chairman of the Company's Board of Directors since the Company was founded in September 1982, and served as Secretary of the Company from 1989 to October 1995. He resigned as President of the Company on February 15, 1988, and as Chief Executive Officer of the Company on February 16, 1989, posts he had held since September 1982.

     Larry Jordan, age 52, joined the Company in January 1996 as President and Chief Operating Officer. In June 1996, Mr. Jordan replaced C. Shannon Dingus as Chief Executive Officer of the Company. Prior to joining the Company, Mr. Jordan was with FileNet Corporation, a leading developer of workflow and document imaging software, from 1984 to 1996, holding the position of Senior Vice President of Sales since 1992.

     Ronald R. Maas, age 50, joined the Company in 1991 as Vice President of Finance and Operations and Chief Financial Officer. In 1993, Mr. Maas was promoted to Executive Vice President of the Company, and was elected to the Company's Board of Directors. In October 1995 he was elected Corporate Secretary. Prior to joining the Company, Mr. Maas served from March 1990 through January 1991 as the Controller of Bell & Howell Quintar Company, a manufacturer of computer peripheral equipment.

     C. Shannon Dingus, age 49, has served as the Company's Chief Technology Officer since June 1996. Between February 1989 and June 1996, Ms. Dingus served as the Company's Chief Executive Officer. She served as the Company's President from March 1988 until January 1996. She served as the Company's Vice President of Marketing from September 1982 until January 1986, when she became the Company's Executive Vice President, and since September 1982, she has also served as a Director.

     Kenneth C. Welch III, age 39, has been a Director of the Company since August 1993. From September 1985 to the present, he has worked as an independent software consultant in the Washington DC area. From September 1982 to May 1985 he served as the Company's Vice President of Development, and was a Director of the Company from September 1982 to August 1986.

     Richard W. Brail, age 54, joined the Company's Board of Directors in April 1995. He has been the President and Chief Executive Officer of Best Golf, Inc. since September 1994. From July 1991 to May 1994, Mr. Brail served as the President of Helio Computers, Inc. of Irvine, California. From 1985 until 1991, he provided services to the Company and other computer companies as the owner of a computer sales and marketing company.

Executive Officers and Key Employees

     The following table sets forth the name, age and business experience during at least the last five years of each of the executive officers of the Company. The executive officers serve at the pleasure of the Board of Directors of the Company. Biographical information with respect to each of the Company's executive officers is set forth under the caption "ELECTION OF DIRECTORS" above.


Name                     Age       Position


Larry S. Jordan          52        President and Chief Executive Officer


Ronald R. Maas           50        Executive Vice President,
                                   Chief Financial Officer and Secretary

C. Shannon Dingus        49        Chief Technology Officer


     In addition to its executive officers, the following individuals are considered to be key employees of the Company:

     Charles D'Angelo joined the Company in May 1996 as Vice President of Sales. Prior to joining the Company, Mr. D'Angelo served as Vice President of Sales and Marketing for Zenographics, a developer and producer of advanced printing tools for Windows. From 1992 to 1995, Mr. D'Angelo was Director of Sales for Digitalk, Inc., a producer of object-oriented software solutions for the client/server market.

     Mary Bartlett joined the Company as Director of Operations in May of 1995. In January of 1996, she was promoted to Vice President of Operations. From 1992 to May 1995, Ms. Bartlett was self-employed as a business broker in Arizona. From 1989 to 1992, Ms. Bartlett was Operations Manager for PDS, Inc., a software vendor.

     Susan Kennedy joined the Company in August 1995 as Director of Marketing and was promoted to Vice President of Marketing in February 1996. From June 1994 to March 1995, Ms. Kennedy was a founder and Director of Marketing at Rememory Corporation, a developer of NetWare backup Systems. Rememory Corporation was acquired by Stac Electronics in March 1995. From March to August 1995, she held various marketing management positions at Conner Peripherals (previously Archive Corp.)

Board Meetings and Committees

     The Board of Directors of the Company held two regularly scheduled meetings and two special meetings during the 1995 fiscal year or otherwise took action by written consent. Each of the nominees who was a director during the entire fiscal year attended or participated in 75% or more of the aggregate number of meetings of the Board of Directors and the committees of the Board on which the director served. The Board of Directors has an Audit Committee and a Compensation Committee.

     The Audit Committee, which consisted of non-employee directors Dingus, Welch and Brail in fiscal 1995, held one regularly scheduled meeting in the last fiscal year. The principal functions of the Audit Committee are to recommend engagement of the Company's independent auditors, to review and approve the services performed by the Company's independent auditors and to review the Company's accounting principles, its internal control structure, policies and procedures.

     The Compensation Committee, which also consisted of non-employee directors Dingus, Welch and Brail in fiscal 1995, held one regularly scheduled meeting during the last fiscal year. The Compensation Committee reviews and makes recommendations to the Board concerning the Company's executive compensation policy, bonus plans and incentive option plans, and approves the granting of stock options to officers.

     The Board of Directors continues to meet as a whole to nominate the individuals to be proposed by the Board of Directors for election as directors of the Company, and has no separate nominating committee.

Compensation of Directors

     All non-employee directors of the Company were entitled to the following compensation for fiscal year 1995: (i) $1,200 per year paid in quarterly installments (pro-rated for directors who served as such for only part of a year) and (ii) $100 per Board meeting and committee meeting attended. The Company also reimburses its non-employee directors for reasonable expenses incurred in attending Board meetings.

Compliance with Section 16(a) of the Exchange Act

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and holders of more than ten percent of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during the fiscal year ended December 31, 1995 all filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were complied with.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

     The following table provides certain summary information concerning compensation paid or accrued by the Company to the Company's Chief Executive Officer and each of the two other most highly compensated executive officers of the Company whose combined annual salary and bonus exceed $100,000 (determined as of December 31, 1995) (hereinafter referred to as the "named executive officers") for the fiscal years ended December 31, 1995, 1994 and 1993:


                          SUMMARY COMPENSATION TABLE
                                                                 Long-Term
                                                                 Compensation
                           Annual Compensation                   Awards

                                                                     Other                     Securities     All
                                                                     Annual     Restricted     Underlying     Other
                                                                 Compensation   Stock Awards   Options/SARs  Compens-
Name and Principal Position(1)     Year    Salary($)   Bonus ($)      ($)          ($)            (#)        ation($)


Larry W. Dingus ..............   1995   $ 71,489      $ 73,289             0             0          0          0
Chairman of the
Board of Directors ...........   1994     95,333        73,683             0             0    138,300          0
                                 1993     86,000        17,641(2)          0             0     80,000          0

Ronald R. Maas ...............   1995   $ 85,862      $ 43,444             0             0          0          0
   Vice President of Finance,
Chief Financial Officer, .....   1994     83,800        47,449             0             0     92,467          0
Secretary and Director .......   1993     78,300         8,376(3)          0             0     78,000          0

C. Shannon Dingus ............   1995   $125,750      $ 88,911             0             0         0           0
   Chief Technology Officer,
Former Chief .................   1994    112,400        89,657             0             0    138,300          0
Executive Officer and Director   1993    100,000        17,641(4)          0             0     80,000          0

_______________

          (1) Mr. Jordan assumed the duties of President in January 1996. Accordingly his compensation is not reflected in the following table.

          (2) Amount reported for 1993 excludes $18,340 representing a bonus paid in 1994.

          (3) Amount reported for 1993 excludes $11,480 representing a bonus paid in 1994.

          (4) Amount reported for 1993 excludes $20,960 representing a bonus paid in 1994.

Option Grants in Last Fiscal Year

     The Company did not grant stock options or stock appreciation rights in 1995 to any of the executive officers identified in the Summary Compensation Table set forth above.

Option Grants in Last Fiscal Year and Fiscal Year-End Values

     The following table sets forth information regarding options exercised during the year ended December 31, 1995 by the executive officers of the Company identified above, as well as the aggregate value of unexercised options held by such executive officers at December 31, 1995. The Company has no outstanding stock appreciation rights, either freestanding or in tandem with options.


            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                       AND FY-END OPTION/SAR VALUES
                                             Number of Securities           Value of Unexercised
                        Shares               Underlying Unexercised             In-The-Money
                       Acquired              Options/SARs at FY-End (#)    Options/SARs at FY-End ($)(2)
                          on       Value
                       Exercise    Realized
Name                     (#)       ($)(1)    Exercisable    Unexercisable   Exercisable   Unexercisable
Larry W. Dingus          0         0         134,883             0         447,542             0


Ronald R. Maas           0         0         88,467              0         295,150             0


C. Shannon Dingus        0         0         134,300             0         445,507             0


          (1) Market value on the date of exercise, less option exercise price.

          (2) Market value of shares covered by in-the-money options on December 31, 1995, less option exercise price. Options are in-the- money if the market value of the shares covered thereby is greater than the option exercise price.

          Employment Contracts, Termination of Employment and Change of Control Arrangements

     The Company has entered into an employment agreement with each of its three executive officers. Mr. Maas and Ms. Dingus have one year agreements that automatically renew on January 1 of each year and Mr. Jordan has a three-year agreement that automatically renews for a one-year term each year on January 16, commencing January 16, 1999. Each agreement provides that, upon termination of employment with the Company for any reason other than for cause, the executive officer will continue to receive compensation at the level in effect on the date of termination of employment for the remainder of the year or nine months, whichever is longer. In the event that the termination of employment of any of the executive officers occurs following a change in control of the Company, the exercisability of all stock options and warrants held by the terminated officer will automatically be accelerated, and the purchase price of all shares of the Company's Common Stock issuable upon exercise of such options and warrants can be paid by the terminated executive pursuant to a promissory note due and payable in two years.

Bonus Plan

     For each of the years ended December 31, 1993, 1994 and 1995, the Company's Board of Directors established a plan to provide additional incentive to management. Under such plans, the Company's executive officers, including directors who are also employees, and other key employees of the Company received bonuses based upon the Company's profitability in addition to their base cash compensation.

     The Company also established a bonus plan for the year ending December 31, 1996 (the "1996 Bonus Plan"). Under the 1996 Bonus Plan, participants selected by the Board of Directors were eligible to receive bonuses (which, in the case of any individual participant, shall not exceed that participant's base salary for the year) determined quarterly based upon the Company's net income after taxes for the quarter, with 60% of the earned bonus payable following the end of the quarter. The 40% balance of the earned bonus will be deferred until the end of the year, and then will be payable only if the maximum payable to all participants in the 1996 Bonus Plan, as a group, is that amount which equals 18.5% of the Company's pre-tax income for any quarter or the full year, as appropriate. Each of the executive officers of the Company identified above was selected as a participant in the 1996 bonus plan.

Employee Stock Purchase Plan

     In August 1994, the Company's Board of Directors adopted an employee stock purchase plan pursuant to which an aggregate of 260,900 shares of Common Stock were sold to a total of 21 employees, including 20,000 shares purchased by each of Mr. Dingus, Ms. Dingus and Mr. Maas. Each participating employee was entitled to purchase, for cash, promissory notes, or through semi-monthly payroll deductions, up to 20,000 shares of Common Stock at $.22 per share, which price was equal to 85% of the most recent bid price per share of the Common Stock. In addition, each participant received a warrant to purchase, at any time prior to August 14, 1997, one additional share of Common Stock, at the same price per share, for every share purchased under the employee stock purchase plan. In 1994, Mr. Dingus, Ms. Dingus and Mr. Maas each purchased 20,000 shares of the Company's Common Stock by providing non-interest bearing notes to the Company in the principal amount of $4,400 each. These notes were paid in full in August 1995.

Certain Relationships and Related Transactions

     Mr. Dingus and Ms. Dingus are related by reason of marriage.

     In 1995 and 1994, the Company paid royalties aggregating approximately $27,000 and $67,000 to Custom Software, Inc., a software programming company whose majority stockholder is Sigmund A. Fidyke III, a former officer of the Company.

     In 1991, Mr. Dingus participated in the Company's $200,000 subordinated debt financing, providing the Company with a personal loan of $10,000 for two years at 15% interest and receiving options to purchase a total of 3,334 shares of the Company's Common Stock at an average price of $.20 per share. In 1992, Mr. Dingus, a member of his family, and Mr. Maas participated in the Company's $45,000 subordinated note financing, lending the Company $15,000, $20,000, and $10,000, respectively. In consideration of these loans, Messrs. Dingus and Maas were granted warrants to purchase 5,000 and 3,333 shares of Common Stock, respectively, at $.30 per share. Additionally, in connection with the Company's bank line of credit, Mr. Dingus and Mr. Maas were required to accept only payments of interest from November 1993 until May 1, 1994 by virtue of the subordination provisions of their subordinated notes. In consideration for the Company's failure to make principal payments when due, Mr. Dingus was issued 11,120 shares of Common Stock and Mr. Maas was issued 4,810 shares of Common Stock. At December 31, 1994, the principal amounts due Messrs. Dingus and Maas under these subordinated notes were approximately $15,800 and $6,800, respectively. All of these amounts were paid in March 1995.

     During the years ended December 31, 1993 and 1994, Mr. Dingus, Ms. Dingus and Mr. Maas were each granted options to purchase a total of 34,000 of the Company's Common Stock in consideration for their guarantees of borrowings under the Company's bank line of credit.

     In August, 1994, three-year warrants to purchase an aggregate of 56,733 shares of Common Stock at $.26 per share were issued to holders of outstanding stock options who agreed to exercise their options at an earlier date than otherwise required, including warrants to purchase 14,883, 14,300, 8,467, and 2,000 shares issued to Mr. Dingus, Ms. Dingus, Mr. Maas and Mr. Welch, respectively.

     During the year ended December 31, 1994, Mr. Dingus, Ms. Dingus, and Mr. Maas gave the Company promissory notes in the respective principal amounts of $46,357, $43,349, and $28,244 as payment of the purchase price for 297,668, 286,000 and 169,333 shares of the Company's Common Stock, respectively, acquired upon exercise of stock options. Certain of these notes originally bore interest at the rate of 8% per annum and were due and payable in August 1995, while others bore interest at the annual rate of 3.5% and were not payable until August 1998. Prior to the end of 1994, the interest rate on the 8% notes was reduced to 3.5% per annum, and the maturity of those notes was extended to August 1998. Each of these promissory notes was paid in full in August 1995.

     Limitation of Directors' and Officers' Liability and Indemnification

     The Company's Bylaws provide that the Company may indemnify its officers and directors, employees and other agents in certain circumstances. As described more fully in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995, the Company and Larry W. Dingus, C. Shannon Dingus, Ronald R. Maas, Kenneth C. Welch III, Donald C. Watters, and Sigmund Fidyke III have been named as defendants in three purported class and derivative actions alleging violations of federal securities laws and various state statutes sounding in fraud. The cases have been consolidated and a proposed settlement has been reached which has received preliminary approval from the Court. The basic terms of the settlement call for the establishment of a settlement fund consisting of $500,000 cash and 200,000 newly issued shares of the Company's stock. The Company is informed that notice of the terms of the settlement has been mailed to the class. A hearing is scheduled in December 1996 for final Court approval of the settlement.

     In accordance with the Company's Bylaws and California law, the Company has agreed to advance all expenses incurred in defending such actions upon receipt from each of the individual defendants of a written undertaking to repay the expenses advanced by the Company for their respective accounts if it is determined ultimately that any of them is not entitled to be indemnified by the Company. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                              PROPOSAL NO. 2

                        REINCORPORATION IN DELAWARE

Introduction

     For the reasons set forth below, the Board of Directors believes that the best interests of the Company and it shareholders will be served by changing the state of incorporation of the Company from California to Delaware (the "Reincorporation Proposal" or the "Proposed Reincorporation"). Shareholders are urged to read carefully the following sections of this Proxy Statement, including the related exhibits, before voting on the Reincorporation Proposal. Throughout the Proxy Statement, the term "TouchStone California" refers to the existing California corporation and the term "TouchStone Delaware" refers to the new Delaware corporation, a wholly owned subsidiary of TouchStone California, which is the proposed successor to TouchStone California. The Reincorporation Proposal will be effected by merging TouchStone California into TouchStone Delaware. Upon completion of the merger, TouchStone California will cease to exist and TouchStone Delaware will continue to operate the business of the Company under the name TouchStone Software Corporation.

     Pursuant to the Agreement and Plan of Merger, a copy of which is attached hereto as Exhibit A (the "Merger Agreement"), each outstanding share of TouchStone California Common Stock, $.001 par value, will automatically be converted into one share of TouchStone Delaware Common Stock, par value $0.001, upon the effective date of the merger. Each stock certificate representing issued and outstanding shares of TouchStone California Common Stock will continue to represent the same number of shares of Common Stock of TouchStone Delaware. IT WILL NOT BE NECESSARY FOR SHAREHOLDERS TO EXCHANGE THEIR EXISTING STOCK CERTIFICATES FOR STOCK CERTIFICATES OF TOUCHSTONE DELAWARE. However, shareholders may exchange their certificates if they so choose. The Common Stock of TouchStone California is listed for trading on the Nasdaq National Market, and after the merger TouchStone Delaware's Common Stock will continue to be traded on the Nasdaq National Market without interruption, under the same symbol ("TSSW") employed by the Company prior to the merger.

     Under California law, the affirmative vote of a majority of the outstanding shares of Common Stock of TouchStone California is required for approval of the Merger Agreement and the other terms of the Proposed Reincorporation. See "Vote Required for the Reincorporation Proposal." The Proposed Reincorporation has been unanimously approved by TouchStone California's Board of Directors. If approved by the shareholders, it is anticipated that the merger will become effective as soon as practicable (the "Effective Date") following the Annual Meeting of Shareholders. However, pursuant to the Merger Agreement, the merger may be abandoned or the Merger Agreement may be amended by the Board of Directors (except that the principal terms may not be amended without shareholder approval) either before or after shareholder approval has been obtained and prior to the Effective Date of the Proposed Reincorporation if, in the opinion of the Board of Directors of either company, circumstances exist which make it inadvisable to proceed under the original terms of the Merger Agreement.

     Shareholders of TouchStone California will have no dissenters' rights of appraisal with respect to the Rein-

     corporation Proposal. See "Significant Differences Between the Corporation Laws of California and Delaware Appraisal Rights."

     The discussion set forth below is qualified in its entirety by reference to the Merger Agreement, the Certificate of Incorporation of TouchStone Delaware (the "Certificate of Incorporation") and the Bylaws of TouchStone Delaware, copies of which are attached hereto as Exhibit A, B and C, respectively.

     APPROVAL BY SHAREHOLDERS OF THE PROPOSED REINCORPORATION WILL CONSTITUTE APPROVAL OF THE MERGER AGREEMENT, THE CERTIFICATE OF INCORPORATION AND THE BYLAWS OF TOUCHSTONE DELAWARE AND ALL PROVISIONS THEREOF.

Vote Required for the Reincorporation Proposal

     Approval of the Reincorporation Proposal, which will also constitute approval of (i) the Merger Agreement, the Certificate of Incorporation and the Bylaws of TouchStone Delaware, (ii) the assumption of TouchStone California's employee benefit plans and stock option and purchase plans by TouchStone Delaware, (iii) the assumption of TouchStone California's shareholder rights plan by TouchStone Delaware and (iv) revisions in the Company's indemnification agreements with its officers and directors to take full advantage of Delaware law, will require the affirmative vote of the holders of a majority of the outstanding shares of TouchStone California entitled to vote.

     THE BOARD RECOMMENDS A VOTE FOR THE PROPOSED REINCORPORATION IN DELAWARE. THE EFFECT OF AN ABSTENTION OR A BROKER NON-VOTE IS THE SAME AS THAT OF A VOTE AGAINST THE REINCORPORATION PROPOSAL.

Principal Reasons for the Proposed Reincorporation

     Well Established Principles of Corporate Governance. As the Company plans for the future, the Board of Directors and management believe that it is essential to be able to draw upon well established principles of corporate governance in making legal and business decisions. There is substantial judicial precedent in the Delaware courts as to the legal principles applicable to measures that may be taken by a corporation and as to the conduct of the Board of Directors under the business judgment rule. The Company believes that its shareholders will benefit from the well established principles of corporate governance that Delaware law affords.

     Prominence, Predictability and Flexibility of Delaware Law. The prominence and predictability of Delaware corporate law provide a reliable foundation on which the Company's governance decisions can be based and the Company believes that shareholders will benefit from the responsiveness of Delaware corporate law to their needs and to those of the corporation they own. For many years Delaware has followed a policy of encouraging incorporation in that state and, in furtherance of that policy, has been a leader in adopting, construing and implementing comprehensive, flexible corporate laws responsive to the legal and business needs of corporations organized under its laws. Many corporations have initially chosen Delaware for their state of incorporation or have subsequently changed their corporate domicile to Delaware in a manner similar to that proposed by the Company. Because of Delaware's prominence as the state of incorporation for many major corporations, both the legislature and courts in Delaware have demonstrated an ability and a willingness to act quickly and effectively to meet changing business needs. The Delaware courts have developed considerable expertise in dealing with corporate issues and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to corporate legal affairs.

     Increased Ability to Attract and Retain Qualified Directors. Both California and Delaware law permit a corporation to include a provision in its certificate of incorporation which reduces or limits the monetary liability of directors for breaches of fiduciary duty in certain circumstances. The increasing frequency of claims and litigation directed against directors and officers has greatly expanded the risks facing directors and officers of corporations in exercising their respective duties. The amount of time and money required to respond to such claims and to defend such litigation can be substantial. It is the Company's desire to reduce these risks to its directors and officers and to limit situations in which monetary damages can be recovered against directors so that the Company may continue to attract and retain qualified directors who otherwise might be unwilling to serve because of the risks involved. The Company believes that, in general, Delaware law provides greater protection to directors than California law and that Delaware case law regarding a corporation's ability to limit director liability is more developed and provides more guidance than California law.

Anti-takeover Implications

     Delaware law has been widely viewed to permit a corporation greater flexibility in governing its internal affairs and its relationships with shareholders and other parties than do the laws of many other states, including California. In particular, Delaware law permits a corporation to adopt a number of measures designed to reduce a corporation's vulnerability to hostile takeover attempts. Such measures are either not currently permitted or are more narrowly drawn under California law. The Reincorporation Proposal is not being proposed in order to prevent such a change in control, nor is it in response to any present attempt known to the Board of Directors to acquire control of the Company, obtain representation on the Board of Directors or take significant action which affects the Company.

     Certain effects of the Reincorporation Proposal may be considered to have anti-takeover implications. Section 203 of the Delaware General Corporation Law, from which TouchStone Delaware does NOT intend to opt out, restricts certain "business combinations" with "interested shareholders" for three years following the date that a person becomes an interested shareholder, unless the Board of Directors approves the business combination. See "Significant Differences Between the Corporation Laws of California and Delaware Shareholder Approval of Certain Business Combinations." Unlike the Bylaws of TouchStone California, the Certificate of Incorporation and Bylaws of TouchStone Delaware do not permit cumulative voting. Cumulative voting entitles each shareholder to cast a number of votes that is equal to the number of voting shares held by such shareholder multiplied by the total number of directors to be elected, and to cast all such votes for one nominee or distribute such votes among up to as many candidates as there are positions to be filled. Without cumulative voting, a shareholder or group of shareholders must hold a majority of the voting shares to cause the election of one or more nominees. The elimination of cumulative voting could be viewed as having an anti-takeover effect in that it can make it more difficult for a minority shareholder to gain a seat on the Board. Furthermore, certain changes to the relative rights of shareholders and management which have anti-takeover implications may be implemented under Delaware law. Certain of these changes, including the elimination of the right of shareholders controlling at least ten percent (10%) of the voting shares to call a special meeting of shareholders and the elimination of the right of shareholders to remove a director other than for cause, will be implemented as part of the Proposed Reincorporation. In addition, certain changes which reduce shareholder participation in important corporate decisions and which could be instituted in California without reincorporating in Delaware will also be implemented as part of the Proposed Reincorporation. These changes include the elimination of the right of shareholders to act by written consent and the establishment of procedural requirements for shareholders wishing to nominate directors or present proposals for shareholder consideration. There can be no assurance that the Board of Directors will not adopt any further anti-takeover measures available under Delaware law (some of which may not require shareholder approval). For a detailed discussion of all of the changes which will be implemented as part of the Proposed Reincorporation, see "The Charters and Bylaws of TouchStone California and TouchStone Delaware." For a discussion of these and other differences between the laws of California and Delaware, see "Significant Differences Between the Corporation Laws of California and Delaware."

     Despite the belief of the Board of Directors as to the benefits to shareholders of the Reincorporation Proposal, it may be disadvantageous to the extent that it has the effect of discouraging a future takeover attempt which is not approved by the Board of Directors, but which a majority of the shareholders may deem to be in their best interests or in which stockholders may receive a substantial premium for their shares over the then current market value or over their cost basis in such shares. As a result of such effects of the Reincorporation Proposal, stockholders who might wish to participate in a tender offer may not have an opportunity to do so. In addition, to the extent that such provisions enable the Board of Directors to resist a takeover or a change in control of the Company, they could make it more difficult to change the existing Board of Directors and management.

Shareholder Rights Plan

     In the discharge of its fiduciary obligations to its shareholders, the Board of Directors has evaluated the Company's vulnerability to potential unsolicited bidders. On September 20, 1996, the Board adopted a shareholder rights plan. Shareholder rights plans have generally been accepted by Delaware courts, while their validity under California law is much less certain. TouchStone Delaware will assume the shareholder rights plan of TouchStone California in the Proposed Reincorporation and the Certificate of Incorporation sets forth the rights, preferences and privileges of the Series A Participating Preferred Stock issuable pursuant to such plan. Certain types of "poison pill" defenses have been upheld by Delaware courts, while California courts have yet to decide on the validity of such defenses, thus rendering their effectiveness in California less certain.

     Under the TouchStone Shareholder Rights Plan, the stockholders will receive one Preferred Stock Purchase Right (collectively, the "Rights") for each outstanding share of TouchStone Delaware Common Stock. The Rights will be exercisable only if a person or group acquires 15% or more of the TouchStone Delaware Common Stock or announces a tender offer the consummation of which would result in ownership by a person or group of 15% or more of the Company's Common Stock. Each Right will entitle stockholders to buy one-thousandth of a share of Series A Participating Preferred Stock at an exercise price of $15 upon the occurrence of certain events. If, after the Rights become exercisable, TouchStone Delaware is acquired in a merger or other business combination transaction, or sells 50% or more of its assets or earnings power, each Right will entitle its holder to purchase, at the Right's then-current price, a number of the acquiring company's common shares having a market value at the time of twice the Right's exercise price. In addition, if a person or group acquires 15% or more of the TouchStone Delaware outstanding Common Stock, otherwise than pursuant to a tender offer for all shares which is determined by the Board of Directors to be fair and in the best interests of the Company and its stockholders, each Right will entitle its holder (other than such person or members of such group) to purchase, at the Right's then-current exercise price, a number of TouchStone Delaware's common shares (or cash, other securities or property) having a market value of twice the Right's exercise price. Following the acquisition by a person or group of beneficial ownership of 15% or more of the TouchStone Delaware Common Stock and prior to an acquisition of 50% or more of the TouchStone Delaware Common Stock, the Board of Directors may exchange the Rights (other than Rights owned by such person or group), in whole or in part, at an exchange ratio of one share of Common Stock (or one one- thousandth of a share of Series A Participating Preferred Stock) per Right. At any time prior to ten days after a person or group has acquired beneficial ownership of 15% or more of the TouchStone Delaware Common Stock, the Rights are redeemable for one cent per Right at the option of the Board of Directors. The Rights are intended to enable all stockholders to realize the long-term value of their investment in the Company. The Rights will not prevent a takeover, but should encourage anyone seeking to acquire the Company to negotiate with the Board of Directors prior to attempting a takeover.

     The Board of Directors believes that unsolicited takeover attempts may be unfair or disadvantageous to the Company and its stockholders because a non-negotiated takeover bid may be timed to take advantage of temporarily depressed stock prices or may be designed to foreclose or minimize the possibility of more favorable competing bids. In addition, a non-negotiated takeover bid may involve the acquisition of only a controlling interest in the corporation's stock, without affording all stockholders the opportunity to receive the same economic benefits. By contrast, in a transaction in which an acquiror must negotiate with an independent board of directors, the board can and should take account of the underlying and long-term values of assets, the possibilities for alternative transactions on more favorable terms, possible advantages from a tax-free reorganization, anticipated favorable developments in the Company's business not yet reflected in the stock price and equality of treatment of all stockholders.

Possible Disadvantages

     Despite the unanimous belief of the Board of Directors that the Reincorporation Proposal is in the best interests of TouchStone California and its shareholders, it should be noted that Delaware law has been criticized by some commentators on the grounds that it does not afford minority shareholders the same substantive rights and projections as are available in a number of other states. For a comparison of shareholders' rights and the powers of management under Delaware and California law, see "Significant Differences Between the Corporation Laws of California and Delaware." In addition, the Reincorporation Proposal includes certain permitted changes to the Restated
Articles of Incorporation (the "Articles of Incorporation") and Bylaws of the Company which alter the relative rights of shareholders and management and which reduce shareholder participation in important corporate decisions. Furthermore, there may be circumstances in which TouchStone California could recover damages from a director for actions or omissions that result in damage to the Company, in which TouchStone Delaware will not be able to recover from such director due to the broader protection afforded under TouchStone Delaware's Certificate of Incorporation and Bylaws. In this regard it should be noted that the current directors of the Company will benefit from the director liability provision contained in TouchStone Delaware's Certificate of Incorporation and Bylaws, as to actions or omissions by them after the Proposed Reincorporation is consummated, and accordingly have a personal interest in approval of the Reincorporation Proposal. At present, there is no material pending litigation or proceeding involving a director, officer, employee or agent for which indemnification is sought, and the Company is not aware of any material threatened litigation or proceeding that may result in a claim for indemnification. For a detailed discussion of the changes which will be implemented as part of the Proposed Reincorporation, see "The Charters and Bylaws of TouchStone California and TouchStone Delaware."

     No Change in the Name, Board Members, Business, Management, Employee Plans or Location of Principal Facilities of the Company

     The Reincorporation Proposal will effect only a change in the legal domicile of the Company and other changes of a legal nature, certain of which are described in this Proxy Statement. The Proposed Reincorporation will NOT result in any change in the name, business, management, fiscal year, assets or liabilities or location of the principal facilities of the Company. The six directors who are elected at the Annual Meeting of Shareholders will become the directors of TouchStone Delaware. All employee benefit, stock option and purchase plans of TouchStone California will be continued by TouchStone Delaware, and each option or right issued pursuant to such plans will automatically be converted into an option or right to purchase the same number of shares of TouchStone Delaware Common Stock, at the same price per share, upon the same terms, and subject to the same conditions, as set forth in such plans. Shareholders should note that approval of the Reincorporation Proposal will also constitute approval of the assumption of these plans by TouchStone Delaware. Other employee benefit arrangements of TouchStone California will also be continued by TouchStone Delaware upon the terms and subject to the conditions currently in effect. As noted above, after the merger the shares of Common Stock of TouchStone Delaware will continue to be traded, without interruption, in the same principal market and under the same symbol ("TSSW") as the shares of Common Stock of TouchStone California prior to the merger.

The Charters and Bylaws of TouchStone California and TouchStone Delaware

     The provisions of the TouchStone Delaware Certificate of Incorporation and Bylaws are similar to those of the TouchStone California Articles of Incorporation and Bylaws in many respects. However, the Reincorporation Proposal includes the implementation of certain provisions in the TouchStone Delaware Certificate of Incorporation and Bylaws which alter the rights of shareholders and the powers of management and which reduce shareholder participation in important corporate decisions. These provisions have anti-takeover implications and are described in detail below. Approval by shareholders of the Proposed Reincorporation will constitute an approval of the inclusion in the TouchStone Delaware Certificate of Incorporation and Bylaws of each of the provisions described below. In addition, certain other changes altering the rights of shareholders and powers of management could be implemented in the future by amendment of the Certificate of Incorporation following shareholder approval and certain such changes could be implemented by amendment of the Bylaws of TouchStone Delaware without share-holder approval. For a discussion of such changes, see "Significant Differences Between the Corporation Laws of California and Delaware." This discussion of the Certificate of Incorporation and Bylaws of TouchStone Delaware is qualified by reference to Exhibits B and C hereto, respectively.

     Elimination of Shareholder Actions by Written Consent and Right to Call Special Meetings. The Certificate of Incorporation and Bylaws of TouchStone Delaware will provide that shareholders may act only at an annual or special meeting of shareholders and not by written consent. Although the Bylaws of TouchStone California provide for shareholder actions by written consent, the Company has not used this method of obtaining shareholder approval since becoming a public company in 1984, and because of the large number of shareholders of the Company and its current practice of soliciting proxies and holding meetings, the Company does not expect to use this procedure in the future. In addition, the Bylaws of TouchStone Delaware provide that special meetings of shareholders can be called only by the Board of Directors, the Chairman of the Board or the Chief Executive Officer. Shareholders are not permitted to call a special meeting or to require that the Board call a special meeting of shareholders. Moreover, the business permitted to be conducted at any special meeting of shareholders is limited to the business brought before the meeting by or at the discretion of the Board of Directors.

     Reasons for Elimination of Shareholder Action by Written Consent and Right to Call Special Meetings. The provisions prohibiting shareholder action by written consent would ensure that all shareholders of the Company get the opportunity to participate in determining any proposed shareholder action and would prevent the holders of a majority of the voting power of the Company from using the written consent procedure to take shareholder action. Persons attempting unfriendly takeovers of corporations have attempted to use written consent procedures in order to deal directly with shareholders and avoid negotiations with the boards of directors of such companies. The provisions regarding the elimination of the right of shareholders to call a special meeting would mean that a shareholder could not force shareholder consideration of a proposal over the opposition of the Board of Directors by calling a special meeting of shareholders prior to such time as the Board believed such consideration to be appropriate. By eliminating the use of the written consent procedure and the ability of shareholders to call a special meeting, the Company intends to encourage persons seeking to acquire control of the Company to initiate such an acquisition through arm's-length negotiations with the Company's management and Board of Directors.

     Possible Disadvantages of Elimination of Shareholder Actions by Written Consent and Right to Call Special Meetings. The provisions restricting shareholder action by written consent and the elimination of the shareholders' ability to call special meetings may have the effect of delaying consideration of a shareholder proposal until the next annual meeting unless a special meeting is called by the Board of Directors. Because elimination of the procedures for shareholders to act by written consent or to call special meetings could make more difficult an attempt to obtain control of the Company, such action could have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of the Company. Because tender offers for control usually involve a purchase price higher than the prevailing market price, the provisions restricting shareholder action by written consent and the elimination of the shareholders' ability to call special meetings may have the effect of preventing or delaying a bid for the Company's shares which could be beneficial to the Company and its shareholders. Elimination of the written consent procedure also means that a meeting of shareholders would be required in order for the Company's shareholders to replace the Board. The restriction on the ability of shareholders to call a special meeting means that a proposal to replace the Board could be delayed until the next annual meeting. These provisions thus will make the removal of directors more difficult. In addition, elimination of the written consent procedure may lengthen the amount of time required to take shareholder actions since certain actions by written consent are not subject to the minimum notice requirement of a shareholders' meeting.

     Board of Directors Allowed to Consider Non-Financial and Long-Term Factors in Evaluating Acquisition Proposals. The Certificate of Incorporation of TouchStone Delaware will provide that, in connection with the exercise of its judgment in determining what is in the best interests of the Company in evaluating a tender offer, exchange offer, merger proposal or sale of the Company, the Board of Directors may consider a variety of factors in addition to the interests of the Company's stockholders including, without limitation, (i) whether the proposed transaction might violate federal or state laws, (ii) the value of the consideration being offered in the proposed transaction in relation to the market price for the Company's stock over a period of years, in addition to the premium over the current market price, and the estimated price that might be achieved based on the Company's financial condition and future prospects, and
(iii) the social, legal and economic effects upon employees, suppliers, customers and others having similar relationships with the Company and the communities in which the Company conducts its business.

     Reasons for Allowing Board of Directors to Consider Non-Financial and Long-Term Factors in Evaluating Acquisition Proposals. The provision allowing the Company's Board of Directors to consider non-financial and long-term factors in evaluating acquisition proposals would ensure that the Board of Directors would have maximum flexibility in the exercise of its business judgment in determining what is in the best interests of the Company and its stockholders. In particular, this provision would assist the Board of Directors in preventing an unfriendly potential acquiror from taking advantage of a short-term drop in the price of the Company's stock to acquire the Company at a price that does not reflect the long-term value of the Company. This provision also bolsters the authority of the Board of Directors to "just say no" to acquisition proposals which are not in the long-term best interests of the Company.

     Possible Disadvantages of Allowing Board of Directors to Consider Non-Financial and Long-Term Factors in Evaluating Acquisition Proposals. The provision allowing the Board of Directors to consider non-financial and long-term factors in evaluating acquisition proposals may have the effect of allowing the Board of Directors to reject an acquisition proposal which may appear to be in the short term best interest of the Company's stockholders, based on the fact that the value of the proposed consideration represents a premium over the then-current market price of the Company's stock. By expressly allowing the Board of Directors to consider long-term factors, however, the Company intends to encourage persons seeking to acquire control of the Company to make an offer which fairly reflects the long-term value of the Company, instead of taking advantage of short-term market fluctuations.

     Two-thirds Voting Provisions Regarding Certain Actions. The TouchStone Delaware Certificate of Incorporation contains a requirement of approval of two thirds of the shareholders to alter, amend or repeal certain articles of the TouchStone Delaware Certificate of Incorporation. The provisions of the Certificate of Incorporation subject to the greater percentage vote requirement are Article VII, concerning the election of directors without a written ballot;
Article  VIII,  concerning  the size of and removal from the Board of Directors;
Article IX, concerning alteration or amendment of the Bylaws; Article X, concerning indemnification of directors; Article XI, concerning terms of directors, filling of vacancies on the Board of Directors and the elimination of cumulative voting; Article XIII, concerning shareholder actions by written consent; Article IV, concerning factors which the Board of Directors may consider in evaluating a third party offer to acquire the Company; and Article XV, concerning this two thirds voting requirement.

     The "supermajority" voting provisions are an essential part of the overall structure being proposed to encourage individuals or groups who desire to propose takeover bids or similar transactions to negotiate with the Board of Directors. For example, the "supermajority" voting provisions in the TouchStone Delaware Certificate of Incorporation and Bylaws prevent a shareholder or group of shareholders with less than two thirds of the outstanding voting stock from amending the Certificate of Incorporation or Bylaws to delete the provision which requires shareholders to act only at annual or special meetings and not by written consent. This provision prevents a shareholder with a majority of the voting power of the Company from avoiding the requirements of the provision by simply repealing it. To the extent that this supermajority requirement adds to the effectiveness of the other provisions discussed herein, it would also
incorporate  the  possible   disadvantages   discussed   herein  regarding  such
provision.

     Elimination of Cumulative Voting. Unlike the Bylaws of TouchStone California, the Certificate of Incorporation and Bylaws of TouchStone Delaware do not permit cumulative voting. Cumulative voting entitles each shareholder to cast a number of votes that is equal to the number of voting shares held by such shareholder multiplied by the total number of directors to be elected, and to cast all such votes for one nominee or distribute such votes among up to as many candidates as there are positions to be filled. (For a further description of the mechanics of cumulative voting, see the section entitled "Share Ownership and Voting" on page 1 of this Proxy Statement.) Without cumulative voting, a shareholder or group of shareholders must hold a majority of the voting shares to cause the election of one or more nominees. Cumulative voting may enable a minority shareholder or group of shareholders to elect at least one representative to the Board. For example, in each election of directors under cumulative voting rules where five directors are to be elected, a shareholder or group holding greater than 16.7% of the voting shares is guaranteed the ability to elect one director. If the Reincorporation Proposal is adopted, in all future elections of the Board of Directors, commencing with the Annual Meeting to be held in 1997, the holders of a majority of the shares actually voted (assuming that a quorum is present) will be guaranteed the right to elect all of the directors being elected at that time.

     Reasons for Elimination of Cumulative Voting. The Board of Directors believes that each director elected to the Board should represent the interests of all shareholders. The elimination of cumulative voting should help ensure that each director acts in the best interests of all shareholders, because shareholders holding a majority of the voting shares will have the power to elect every director to be elected at any annual meeting. The election of the Board by holders of a majority of the voting stock is not a departure from the manner in which the Company's directors have been elected in the past. Even though the Company has always permitted cumulative voting, such voting has never been used in the election of a director to the Company's Board.

     Possible Disadvantages of Elimination of Cumulative Voting. The elimination of cumulative voting will make it more difficult for a minority shareholder or group of shareholders to elect a representative to the Board of Directors. In addition, it should be noted that the elimination of cumulative voting may also have certain anti- takeover effects. It may, under certain circumstances, discourage or render more difficult a merger, tender offer proxy contest or acquisition of large blocks of the Company's shares by persons who would not make such acquisition without assurance of the ability to place a representative on the Board of Directors; deter or delay the assumption of control by a holder of a large block of the Company's shares; or render more difficult the replacement of incumbent directors and management. The Board is not aware that any existing shareholder or group of shareholders intend to exercise cumulative voting rights at the Annual Meeting.

     Nominations  of  Director   Candidates  and  Introduction  of  Business  at
Shareholder Meetings.

     There is no specific statutory requirement under either California law or Delaware law with regard to advance notice of director nominations and shareholder proposals. Absent a Bylaw restriction, director nominations and shareholder proposals may be made without advance notice at the annual meeting. The Bylaws of TouchStone Delaware establish an advance notice procedure with regard to the nomination, other than by or at the direction of the Board of Directors, of candidates for election as directors (the "Nomination Procedure") and with regard to certain matters to be brought before an annual meeting of shareholders (the "Business Procedure"). The TouchStone California Bylaws do not contain any provisions regarding advance notice of director nominations and shareholder proposals.

     The Nomination Procedure provides that only persons nominated by or at the direction of the Board of Directors or by a shareholder who has given timely written notice to the Secretary of the Company prior to the meeting, will be eligible for election as directors. The Business Procedure provides that, subject to any other applicable requirements, only such business may be conducted at an annual meeting as has been brought before the meeting by or at the direction of the Board of Directors or by a shareholder who has given timely written notice to the Secretary of the Company of such shareholder's intention to bring such business before the meeting. In all cases, to be timely, notice must be received by the Company not less than 60 days prior to the meeting (or if fewer than 70 days' notice or prior public disclosure of the meeting date is given or made to shareholders, not later than the tenth day following the day on which such notice was mailed or such public disclosure was made).

     Under the Nomination Procedure, a shareholder's notice to the Company must contain certain information about the nominee, including name, address, the consent to be nominated and such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee, and certain information about the shareholder proposing to nominate that person, including name, address, a representation that the shareholder is a holder of record of stock entitled to vote at the meeting and a description of all arrangements or understandings between the shareholder and each nominee. Under the Business Procedure, notice relating to the conduct of business at an annual meeting other than the nomination of directors must contain certain information about the business and about the shareholder who proposes to bring the business before the meeting. If the Chairman or other officer presiding at the meeting determines that a person was not nominated in accordance with the Nomination Procedure, such person will not be eligible for election as a director, or if he or she determines that other business was not properly brought before such meeting in accordance with the Business Procedure, such business will not be conducted at such meeting. Nothing in the Nomination Procedure or the Business Procedure will preclude discussion by any shareholder of any nomination or business properly made or brought before the annual meeting in accordance with the above-described procedures.

     By requiring advance notice of nominations by shareholders, the Nomination Procedure affords the Board of Directors an opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the Board, to inform the shareholders about such qualifications. By requiring advance notice of proposed business, the Business Procedure provides the Board with an opportunity to inform shareholders of any business proposed to be conducted at a meeting and the Board's position on any such proposal, enabling shareholders to better determine whether they desire to attend the meeting or grant a proxy to the Board of Directors as to the disposition of such business. In addition, the Business Procedure provides for a more orderly procedure for conducting the annual meeting of shareholders. Although the TouchStone Delaware Bylaws do not give the Board any power to approve or disapprove shareholder nominations for the election of directors or any other business desired by shareholders to be conducted at an annual meeting, the TouchStone Delaware Bylaws may have the effect of precluding a nomination for the election of directors or of precluding any other business at a particular annual meeting if the proper procedures are not followed. In addition, the procedures may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company, even if the conduct of such business or such attempt might be beneficial to the Company and its shareholders.

     Authorized Stock. The Articles of Incorporation of TouchStone California authorize 23,000,000 shares of capital stock, $.001 par value, which consists of 20,000,000 shares of Common Stock and 3,000,000 shares of Preferred Stock. The Certificate of Incorporation of TouchStone Delaware will provide for the same number of shares of Common and Preferred Stock, each with par value of $.001. The Articles of Incorporation of TouchStone California and the Certificate of Incorporation of TouchStone Delaware each authorize the Board of Directors to fix the rights, preferences, privileges and restrictions of one or more series out of the authorized shares of Preferred stock (which would include dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences) without further vote or action by the shareholders. The Certificate of Incorporation designates 100,000 shares of Preferred Stock as Series A Participating Preferred Stock which shares are issuable upon exercise of certain rights under the Company's Shareholder Rights Plan. Issuance of the Series A Participating Preferred Stock or other authorized Preferred Stock with terms giving it substantial voting power, conversion or other rights could have the effect of (i) delaying, deferring or preventing a change in control of the Company or (ii) otherwise modifying the rights of holders of the Company's Common Stock under either California or Delaware law. See "Anti-takeover Implications - Shareholder Rights Plan."

     Monetary Liability of Directors. The Articles of Incorporation of TouchStone California and the Certificate of Incorporation of TouchStone Delaware both provide for the elimination of personal monetary liability of directors to the fullest extent permissible under the laws of each corporation's respective state of incorporation. The provision eliminating monetary liability of directors set forth in the Certificate of Incorporation of TouchStone Delaware is potentially more expansive in that it incorporates future amendments to Delaware law with respect to the elimination of such liability.

Compliance With Delaware and California Law

     California. Following the Annual Meeting of Shareholders, if this Proposal is approved, the Company will submit the Merger Agreement to the office of the California Secretary of State for filing.

     Delaware. Following the Annual Meeting of Shareholders, if this Proposal is approved, the Company will submit the Merger Agreement to the office of the Delaware Secretary of State for filing.

     Significant Differences Between the Corporation Laws of California and Delaware

     The General Corporation Laws of California and Delaware differ in many respects. It is not practical to summarize all of such differences in this Proxy Statement, but some of the principal differences which could materially affect the rights of shareholders are discussed below.

     Size of the Board of Directors. Under California law, the number of directors of a corporation may be fixed in the articles of incorporation or bylaws of a corporation, or a range may be established for the number of directors, with the Board of Directors given authority to fix the exact number of directors within such range. The Bylaws of TouchStone California establish a range of five to seven for the number of directors of the Company, with the exact number currently set at six. The provision setting forth the number of directors in the Bylaws of TouchStone California may not be amended to reduce the minimum number of directors below five if the votes cast against the adoption of such amendment at a meeting, or the shares not consenting in the case of action by written consent, are equal to more than 16 2/3% of the outstanding shares entitled to vote.

     Under Delaware law, the number of directors of a corporation, or the range of authorized directors, may be fixed or changed by the board of directors acting alone, by amendment to the corporation's bylaws, unless the directors are not authorized to amend the bylaws or the number of directors is fixed in the certificate of incorporation, in which cases shareholder approval is required. The Bylaws of TouchStone Delaware establish the number of directors at six, and TouchStone Delaware's Certificate of Incorporation authorizes the Board of Directors to make, alter, amend or repeal the Bylaws, and accordingly a majority of TouchStone Delaware's Board of Directors will have the power to change the authorized number of directors. The Board does not have this power under California law.

     Cumulative Voting. Under California law, if any shareholder has given notice of his or her intention to cumulate votes for the election of directors, any other shareholder of the corporation is also entitled to cumulate his or her votes at such election. Under California law, corporations such as TouchStone California that have 800 or more shareholders of record and have their stock listed on the Nasdaq National Market may eliminate such cumulative voting rights by adopting amendments to their articles and bylaws, which amendments must be approved by the shareholders. Cumulative voting is not available under Delaware law unless specifically provided for in a corporation's certificate of incorporation. The Certificate of Incorporation does not provide for cumulative voting and, therefore, the shareholders of TouchStone Delaware will no longer have cumulative voting rights. The elimination of cumulative voting limits the ability of minority shareholders to obtain representation on the Board of
Directors. For a more detailed description of the implications of the elimination of cumulative voting, see "The Charters and Bylaws of TouchStone California and TouchStone Delaware."

     Classified Board of Directors. A classified board is one on which a certain number, but not all, of the directors are elected on a rotating basis each year. Under California law, directors generally are elected annually; however, corporations such as TouchStone California that have 800 or more shareholders of record and have their stock traded on the Nasdaq National Market may designate a classified board by adopting amendments to their articles and bylaws which amendments must be approved by the shareholders. Delaware law permits, but does not require, a classified board of directors, with staggered terms under which one-half or one-third of the directors are elected for terms of two or three years, respectively. This method of electing directors makes a change in the composition of the board of directors, and a potential change in control of a corporation, a lengthier and more difficult process. The Certificate of Incorporation and Bylaws of TouchStone Delaware do not provide for a classified Board of Directors.

     Written Consent of Shareholders. Both the California and Delaware General Corporation Laws provide that the shareholders of a corporation may take action by written consent without a meeting, unless the corporation's charter documents provide otherwise. The Articles of Incorporation of TouchStone California do not contain any provisions prohibiting actions by written consent and, accordingly, the shareholders of TouchStone California may take action by written consent without a meeting. The Certificate of Incorporation of TouchStone Delaware explicitly prohibits shareholder actions by written consent. As a result, the shareholders of TouchStone Delaware can take action only at a duly called meeting of the shareholders. For a more detailed discussion of the implications of the elimination of such shareholder consents, see "The Charters and Bylaws of TouchStone California and TouchStone Delaware."

     Power to Call Special Shareholders' Meetings. Under California law, a special meeting of shareholders may be called by the board of directors, the chairman of the board, the president, the holders of shares entitled to cast not less than ten percent of the votes at such meeting and such additional persons as are authorized by the articles of incorporation or the bylaws. Under Delaware law, a special meeting of shareholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or the bylaws. The Certificate of Incorporation and Bylaws of TouchStone Delaware do not contain provisions granting shareholders the right to call a special meeting of shareholders. Because the right of shareholders to call a special meeting is not set forth in the Certificate of Incorporation or Bylaws of TouchStone Delaware, shareholders will no longer be able to call a special meeting of shareholders to vote on a transaction that is opposed by the Board of Directors. For a more detailed discussion of the implications of the elimination of such power to call special shareholder meetings, see "The Charters and Bylaws of TouchStone California and TouchStone Delaware."

     Shareholder Approval of Certain Business Combinations. In the last several years, a number of states (but not California) have adopted special laws designed to subject to shareholder approval certain kinds of ``unfriendly'' corporate takeovers, or other transactions involving a corporation and one or more of its significant shareholders. Under Section 203 of the Delaware General Corporation Law (``Section 203''), certain ``business combinations'' with ``interested shareholders'' of Delaware corporations are subject to a three-year moratorium unless specified conditions are met. With certain exceptions, an interested shareholder is a person or group who or which owns 15% or more of the corporation's outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner of 15% or more of such voting stock at any time within the previous three years.

     For purposes of Section 203, the term ``business combination'' is defined broadly to include mergers with or caused by the interested shareholder; sales or other dispositions to the interested shareholder (except proportionately with the corporation's other shareholders) of assets of the corporation or a subsidiary equal to ten percent or more of the aggregate market value of the corporation's consolidated assets or its outstanding stock; the issuance or transfer by the corporation or a subsidiary of stock of the corporation or such subsidiary to the interested shareholder (except for transfers in a conversion or exchange or a pro rata distribution or certain other transactions, none of which increase the interested shareholder's proportionate ownership of any class or series of the corporation's or such subsidiary's stock); or receipt by the interested shareholder (except proportionately as a shareholder), directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or a subsidiary.

     The three-year moratorium imposed on business combinations by Section 203 does not apply if: (i) prior to the date on which such shareholder becomes an interested shareholder the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder; (ii) the interested shareholder owns 85% of the corporation's voting stock upon consummation of the transaction which made him or her an interested shareholder (excluding from the 85% calculation shares owned by directors who are also officers of the target corporation and shares held by employee stock plans which do not permit employees to decide confidentially whether to accept a tender or exchange offer); or (iii) on or after the date such person becomes an interested shareholder, the board approves the business combination and it is also approved at a shareholder meeting by sixty-six and two-thirds percent (66 2/3%) of the voting stock not owned by the interested shareholder.

     Section 203 only applies to Delaware corporations which have a class of voting stock that is listed on a national securities exchange, such as the Nasdaq National Market (as is TouchStone California and as TouchStone Delaware would be) or are held of record by more than 2,000 shareholders. However, a Delaware corporation may elect not to be governed by Section 203 by a provision in its original certificate of incorporation or an amendment thereto or to the bylaws, which amendment must be approved by majority shareholder vote and may not be further amended by the board of directors. TouchStone Delaware does not intend to opt out of Section 203; therefore, Section 203 will apply to TouchStone Delaware.

     Section 203 has been challenged in lawsuits arising out of ongoing takeover disputes, and it is not yet clear whether and to what extent its constitutionality will be upheld by the courts. Although the United States District Court for the District of Delaware has consistently upheld the constitutionality of Section 203, the Delaware Supreme Court has not yet considered the issue. The Company believes that so long as the constitutionality of Section 203 is upheld, Section 203 will encourage any potential acquiror to negotiate with the Company's Board of Directors. Section 203 also has the effect of limiting the ability of potential acquiror to make a two-tiered bid for TouchStone Delaware in which all shareholders would not be treated equally.
Section 203 should also discourage certain potential acquirors unwilling to comply with its provisions.

     Removal of Directors. Under California law, any director or the entire board of directors may be removed, with or without cause, with the approval of a majority of the outstanding shares entitled to vote; however, no individual director may be removed (unless the entire board is removed) if the number of votes cast against such removal would be sufficient to elect the director under cumulative voting. Under Delaware law, a director of a corporation that does not have a classified board of directors or cumulative voting may be removed with or without cause with the approval of a majority of the outstanding shares entitled to vote. In the case of a Delaware corporation having cumulative voting, if less than the entire board is to be removed, a director may not be removed without cause unless the number of shares voted against such removal would not be sufficient to elect the director under cumulative voting. A director of a corporation with a classified Board of Directors may be removed only for cause, unless the certificate of incorporation otherwise provides. The Certificate of Incorporation of TouchStone Delaware does not provide for a classified Board of Directors. However, the Certificate of Incorporation of TouchStone Delaware specifically provides that directors of TouchStone Delaware may be removed from office by shareholders only for cause. The term "cause" with respect to the removal of directors is not defined in the Delaware General Corporation Law and its meaning has not been precisely delineated by the Delaware courts.

     Filling Vacancies on the Board of Directors. Under California law, any vacancy on the board of directors other than one created by removal of a director may be filled by the board. If the number of directors is less than a quorum, a vacancy may be filled by the unanimous written consent of the directors then in office, by the affirmative vote of a majority of the directors at a meeting held pursuant to notice or waivers of notice or by a sole remaining director. A vacancy created by removal of a director may be filled by the board only if so authorized by a corporation's articles of incorporation or by a bylaw approved by the corporation's shareholders. TouchStone California's Bylaws permit directors to fill vacancies created by removal of a director. Under Delaware law, vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) unless otherwise provided in the certificate of incorporation or bylaws (and unless the certificate of incorporation directs that a particular class is to elect such director, in which case any other directors elected by such class, or a sole remaining director, shall fill such vacancy). The Bylaws of TouchStone Delaware provide, consistent with the Bylaws of TouchStone California, that any vacancy created by the removal of a director by the stockholders of TouchStone Delaware or by court order may be filled only by the stockholders.

     Loans to Officers and Employees. Under California law, any loan or guaranty to or for the benefit of a director or officer of the corporation or its parent requires approval of the shareholders unless such loan or guaranty is provided under a plan approved by shareholders owning a majority of the outstanding shares of the corporation. In addition, under California law, shareholders of any corporation with 100 or more shareholders of record may approve a bylaw authorizing the board of directors alone to approve loans or guaranties to or on behalf of officers (whether or not such officers are directors) if the board determines that any such loan or guaranty may reasonably be expected to benefit the corporation. The Bylaws of TouchStone California authorize such loans or guaranties. Under Delaware law, a corporation may make loans to, guarantee the obligations of or otherwise assist its officers or other employees and those of its subsidiaries (including directors who are also officers or employees) when such action, in the judgment of the directors, may reasonably be expected to benefit the corporation.

     Indemnification and Limitation of Liability. California and Delaware have similar laws respecting indemnification by a corporation of its officers, directors, employees and other agents. The laws of both states also permit corporations to adopt a provision in their articles of incorporation eliminating the liability of a director to the corporation or its shareholders for monetary damages for breach of the director's fiduciary duty of care. There are nonetheless certain differences between the laws of the two states respecting indemnification and limitation of liability.

     The Articles of Incorporation of TouchStone California eliminate the liability of directors to the Company to the fullest extent permissible under California law. California law does not permit the elimination of monetary liability where such liability is based on: (a) intentional misconduct or knowing and culpable violation of law; (b) acts or omissions that a director believes to be contrary to the best interest of the corporation or its shareholders, or that involve the absence of good faith on the part of the director; (c) receipt of an improper personal benefit; (d) acts or omissions that show reckless disregard for the director's duty to the corporation or its shareholders where the director in the ordinary course of performing a director's duties should be aware of a risk of serious injury to the corporation or its shareholders; (e) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation and its shareholders; (f) interested transactions between the corporation and a director in which a director has a material financial interest; and (g) liability for improper distributions, loans or guarantees.

     The Certificate of Incorporation of TouchStone Delaware also eliminates the liability of directors to the fullest extent permissible under Delaware law, as such law exists currently or as it may be amended in the future. Under Delaware law, such provision may not eliminate or limit director monetary liability for
(a) breaches of the director's duty of loyalty to the corporation or its shareholders; (b) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (c) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (d) transactions in which the director received an improper personal benefit. Such limitation of liability provision also may not limit a director's liability for violation of, or otherwise relieve TouchStone Delaware or its directors from the necessity of complying with federal or state securities laws, or affect the availability of non-monetary remedies such as injunctive relief or rescission.

     California law permits indemnification of expenses incurred in derivative or third-party actions, except that with respect to derivative actions (a) no indemnification may be made without court approval when a person is adjudged liable to the corporation in the performance of that person's duty to the corporation and its shareholders, unless a court determines such person is entitled to indemnity for expenses, and then such indemnification may be made only to the extent that such court shall determine, and (b) no indemnification may be made without court approval in respect of amounts paid or expenses incurred in settling or otherwise disposing of a threatened or pending action or amounts incurred in defending a pending action which is settled or otherwise disposed of without court approval. Delaware allows indemnification of such expenses without court approval.

     Delaware law generally permits indemnification of expenses incurred in the defense or settlement of a derivative or third-party action, provided there is a determination by a disinterested quorum of the directors, by independent legal counsel or by a majority vote of a quorum of the shareholders that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in or (in contrast to California law) not opposed to the best interests of the corporation. Without court approval, however, no indemnification may be made in respect of any derivative action in which such person is adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation. Delaware law requires indemnification of expenses when the individual being indemnified has successfully defended the action on the merits or otherwise.

     Indemnification is permitted by California law only for acts taken in good faith and believed to be in the best interests of the corporation and its shareholders, as determined by a majority vote of a disinterested quorum of the directors, independent legal counsel (if a quorum of independent directors is not obtainable), a majority vote of a quorum of the shareholders (excluding shares owned by the indemnified party), or the court handling the action. California law requires indemnification when the individual has successfully defended the action on the merits (as opposed to Delaware law which requires indemnification relating to a successful defense on the merits or otherwise).

     Reference is made to the discussion under the caption "Limitation of Directors' and Officers' Liability and Indemnification" herein, for a discussion of certain claims pending against officers and directors of the Company in their capacity as such.

     Delaware law states that the indemnification provided by statute shall not be deemed exclusive of any other rights under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise. Under Delaware law, therefore, the indemnification agreements entered into by TouchStone California with its officers and directors may be assumed by TouchStone Delaware upon completion of the Proposed Reincorporation. If the Proposed Reincorporation is approved, the indemnification agreements will be amended to the extent necessary to take full advantage of Delaware law, and a vote in favor of the Proposed Reincorporation is also approval of such amendments to the indemnification agreements. In particular, the indemnification agreements will be amended to include within their purview future changes in Delaware law which expand the permissible scope of indemnification of directors and officers of Delaware corporations.

     The indemnification and limitation of liability provisions of California law, and not Delaware law, will apply to actions of the directors and officers of TouchStone California made prior to the Proposed Reincorporation. In considering the Reincorporation Proposal, the Board has recognized that the individual directors have a personal interest in obtaining the application of Delaware law, but that the expense to the Company might be greater after the Proposed Reincorporation to the extent that any director or officer is actually indemnified in circumstances where indemnification would not be available under California law. The Board believes, however, that the overall effect of reincorporation is to provide a corporate legal environment that enhances the Company's ability to attract and retain high quality outside directors and thus enhances the interests of the Company and its shareholders.

     Inspections of Shareholders List. Both California and Delaware law allow any shareholder to inspect the shareholders list for a purpose reasonably related to such person's interest as a shareholder. California law provides, in addition, for an absolute right to inspect and copy the corporation's shareholder list by persons holding an aggregate of five or more percent of a corporation's voting shares, or shareholders holding an aggregate of 1% or more of such shares who have filed a Schedule 14B with the Securities and Exchange Commission relating to the election of directors. Delaware law does not provide for any such absolute right of inspection, and no such right is granted under the Certificate of Incorporation or Bylaws of TouchStone Delaware. Lack of access to shareholder records, even though unrelated to the shareholder's interest as a shareholder, could result in impairment of the shareholder's ability to coordinate opposition to management proposals, including proposals with respect to a change in control of the Company.

     Dividends and Repurchases of Shares. California law dispenses with the concepts of par value of shares as well as statutory definitions of capital, surplus and the like. The concepts of par value, capital and surplus are retained under Delaware law.

     Under California law, a corporation may not make any distribution (including dividends, whether in cash or other property, and repurchases of its shares) unless either the corporation's retained earnings immediately prior to the proposed distribution equal or exceed the amount of the proposed distribution or, immediately after giving effect to such distribution, the corporation's assets (exclusive of goodwill, capitalized research and development expenses and deferred charges) would be at least equal to 1.25 times its liabilities (not including deferred taxes, deferred income and other deferred credits), and the corporation's current assets would be at least equal to its current liabilities (or 1.25 times its current liabilities if the average pre-tax and pre-interest expense earnings for the preceding two fiscal years were less than the average interest expense for such years). Such tests are applied to California corporations on a consolidated basis.

     Delaware law permits a corporation to declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital of the corporation represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, Delaware law generally provides that a corporation may redeem or repurchase its shares only if such redemption or repurchase would not impair the capital of the corporation.

     To date, the Company has not paid cash dividends on its capital stock. It is the present policy of the Board of Directors to retain earnings for use in the Company's business, and therefore, the Company does not anticipate paying cash dividends on its Common Stock in the foreseeable future.

     Shareholder Voting. Both California and Delaware law generally require that a majority of the shareholders of both acquiring and target corporations approve statutory mergers. Delaware law does not require a shareholder vote of the surviving corporation in a merger (unless the corporation provides otherwise in its certificate of incorporation) if (a) the merger agreement does not amend the existing certificate of incorporation, (b) each share of the surviving corporation outstanding before the merger is an identical outstanding or treasury share after the merger, and (c) the number of shares to be issued by the surviving corporation in the merger does not exceed 20% of the shares outstanding immediately prior to the merger. California law contains a similar exception to its voting requirements for reorganizations where shareholders or the corporation itself, or both, immediately prior to the reorganization will own immediately after the reorganization equity securities constituting more than five-sixths of the voting power of the surviving or acquiring corporation or its entity.

     Both California and Delaware law also require that a sale of all or substantially all of the assets of a corporation be approved by a majority of the voting shares of the corporation transferring such assets.

     With certain exceptions, California law also requires that mergers, reorganizations, certain sales of assets and similar transactions be approved by a majority vote of each class of shares outstanding. In contrast, Delaware law generally does not require class voting, except in certain transactions involving an amendment to the certificate of incorporation which adversely affects a specific class of shares. Should TouchStone Delaware authorize and issue shares of a new class of capital stock, the holders thereof would vote with the holders of the Common Stock on proposals not adversely affecting the Common Stock. In such event the holders of Common Stock, if in the minority, would be unable to control the outcome of a vote, and, if in the majority, would be able to control the outcome of such a vote.

     California law also requires that holders of nonredeemable common stock receive nonredeemable common stock in a merger of the corporation with the holder of more than 50% but less than 90% of such common stock or its affiliate unless all of the holders of such common stock consent to the transaction. This provision of California law may have the effect of making a "cash-out" merger by a majority shareholder more difficult to accomplish. Although Delaware law does not parallel California law in this respect, under some circumstances Section 203 of the Delaware General Corporation Law does provide similar protection against coercive two-tiered bids for a corporation in which the shareholders are not treated equally. See "Shareholder Approval of Certain Business Combinations."

     California law also provides that, except in certain circumstances, when a tender offer or a proposal for a reorganization or for a sale of assets is made by an interested party (generally a controlling or managing party of the target corporation), an affirmative opinion in writing as to the fairness of the consideration to be paid to the shareholders must be delivered to shareholders. This fairness opinion requirement does not apply to a corporation which does not have shares held of record by at least 100 persons, or to a transaction which has been qualified under California state securities laws. Furthermore, if a tender of shares or vote is sought pursuant to an interested party's proposal and a later proposal is made by another party at least ten days prior to the date of acceptance of the interested party proposal, the shareholders must be informed of the later offer and be afforded a reasonable opportunity to withdraw any vote, consent or proxy, or to withdraw any tendered shares. Delaware law has no comparable provision, and the shareholders of TouchStone Delaware might, therefore, be deprived of an opportunity to consider such other proposal.

     Amendment of Bylaws. Under California law, bylaws may be amended by shareholders holding a majority of the outstanding shares, or by the board, except that if the number or a range of directors are specified in the bylaws, this provision can be changed only with the approval of the shareholders. Shareholders can adopt or amend bylaw provisions to limit the ability of the board to amend the bylaws. Under Delaware law, the bylaws may be amended only by the shareholders, unless the corporation's certificate of incorporation confers the power to amend the bylaws on the directors also. The TouchStone Delaware Certificate of Incorporation authorizes directors to amend the Bylaws. As permitted under Delaware law, the Certificate of Incorporation provides that amendment of the Bylaws by shareholder vote requires the vote of shareholders holding two thirds (2/3) of the outstanding voting stock of TouchStone Delaware.

     Amendment of Certificate or Articles of Incorporation. Under both Delaware and California law, the Company's Certificate or Articles of Incorporation may be amended only if such amendment is approved by the Board and by a majority of the shareholders. In addition, under both Delaware and California law, if a corporation has more than one class or series of stock outstanding, certain amendments that would affect the rights of such class or series require the vote of a majority of the shares of such class or series. "Supermajority" requirements (requirements of a vote of more than a majority of the shares) are permitted under both California and Delaware law. However, California law provides that, for a corporation with outstanding shares held of record by 100 or more persons, such provision (1) cannot require a vote higher than 66 2/3%,
(2) must be approved by at least as large a proportion of the outstanding shares as the supermajority provision requires, and (3) automatically expires after two years unless renewed pursuant to a shareholder vote. As permitted under Delaware law, the Certificate of Incorporation provides that amendment of certain provisions of the Certificate of Incorporation by shareholder vote requires the vote of shareholders holding two thirds (2/3) of the outstanding voting stock of TouchStone Delaware. The provisions of the Certificate of Incorporation subject to the greater percentage vote requirement are Article VII, concerning the election of directors without a written ballot; Article VIII, concerning the size of and removal from the Board of Directors; Article IX, concerning alteration or amendment of the bylaws; Article X, concerning indemnification of directors; Article XI, concerning terms of directors, filling of vacancies on the Board of Directors and the elimination of cumulative voting; Article XIII, concerning shareholder actions by written consent; Article IV, concerning factors which the Board of Directors may consider in evaluating a third party offer to acquire the Company; and Article XV, concerning this two thirds voting requirement.

     Voting by Ballot. California law provides that the election of directors may proceed in the manner described in a corporation's bylaws. TouchStone California's Bylaws provide that the election of directors at a shareholders' meeting may be by voice vote or ballot, unless prior to such vote a shareholder demands a vote by ballot, in which case such vote must be by ballot. Under
Delaware law, the right to vote by written ballot may be restricted if so provided in the certificate of incorporation. The Certificate of Incorporation of TouchStone Delaware provides that election of directors by ballot is not permitted unless authorized in the Bylaws. The Bylaws do not specifically provide for election of directors by ballot.

     Interested Director Transactions. Under both California and Delaware law, certain contracts or transactions in which one or more of a corporation's directors has an interest are not void or voidable because of such interest provided that certain conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure, are met. With certain exceptions, the conditions are similar under California and Delaware law. Under California and Delaware law, (a) either the shareholders or the Board of Directors must approve any such contract or transaction after full disclosure of the material facts, and in the case of board approval the contract or transaction must also be "just and reasonable" (in California) or "fair" (in Delaware) to the corporation, or (b) the contract or transaction must have been just and reasonable or fair as to the corporation at the time it was approved. In the latter case, California law explicitly places the burden of proof on the interested director. Under California law, if shareholder approval is sought, the interested director is not entitled to vote his shares at a shareholder meeting with respect to any action regarding such contract or transaction. If board approval is sought, the contract or transaction must be approved by a majority vote of a quorum of the directors, without counting the vote of any interested directors (except that interested directors may be counted for purposes of establishing a quorum). Under Delaware law, if board approval is sought, the contract or transaction must be approved by a majority of the disinterested directors (even though less than a majority of a quorum). Therefore, certain transactions that the Board of Directors of TouchStone
California might not be able to approve because of the number of interested directors, could be approved by a majority of the disinterested directors of TouchStone Delaware, although less than a majority of a quorum. The Company is not aware of any plans to propose any transaction involving directors of the Company which could not be so approved under California law but could be so approved under Delaware law.

     Shareholder Derivative Suits. California law provides that a shareholder bringing a derivative action on behalf of a corporation need not have been a shareholder at the time of the transaction in question, provided that certain tests are met. Under Delaware law, a shareholder may only bring a derivative action on behalf of the corporation if the shareholder was a shareholder of the corporation at the time of the transaction in question or his or her stock thereafter devolved upon him or her by operation of law. California law also provides that the corporation or the defendant in a derivative suit may make a motion to the court for an order requiring the plaintiff shareholder to furnish a security bond. Delaware does not have a similar bonding requirement.

     Appraisal Rights. Under both California and Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the "fair value" (Delaware) or "fair market value" (California) of his or her shares, as determined by a court, in lieu of the consideration he or she would otherwise receive in the transaction. Under Delaware law, such appraisal rights are not available (a) with respect to the sale, lease or exchange of all or substantially all of the assets of a corporation, (b) with respect to a merger or consolidation by a corporation the shares of which are either listed on a national securities exchange or are held of record by more than 2,000 holders if such shareholders receive only shares of the surviving corporation or shares of any other corporation which are either listed on a national securities exchange or held of record by more than 2,000 holders, plus cash in lieu of fractional shares, or
(c) to shareholders of a corporation surviving a merger if no vote of the shareholders of the surviving corporation is required to approve the merger because the merger agreement does not amend the existing certificate of incorporation, each share of the surviving corporation outstanding prior to the merger is an identical outstanding or treasury share after the merger, and the number of shares to be issued in the merger does not exceed 20% of the shares of the surviving corporation outstanding immediately prior to the merger and if certain other conditions are met.

     The limitations on the availability of appraisal rights under California law are different from those under Delaware law. Shareholders of a California corporation whose shares are listed on a national securities exchange or on a list of over-the-counter margin stocks issued by the Board of Governors of the Federal Reserve System (as are the shares of TouchStone California) generally do not have such appraisal rights unless the holders of at least 5% of the class of outstanding shares claim the right or the corporation or any law restricts the transfer of such shares. California law also generally affords appraisal rights in sale of asset reorganizations. Appraisal rights are unavailable, however, if the shareholders of a corporation or the corporation itself, or both, immediately prior to the reorganization will own immediately after the reorganization equity securities constituting more than five sixths of the voting power of the surviving or acquiring corporation or its parent entity (as will be the case in the Reincorporation Proposal). Appraisal or dissenters' rights are, therefore, not available to shareholders of TouchStone California with respect to the Proposed Reincorporation.

     Dissolution. Under California law, shareholders holding 50% or more of the total voting power may authorize a corporation's dissolution, with or without the approval of the corporation's board of directors, and this right may not be modified by the articles of incorporation. Under Delaware law, unless the board of directors approves the proposal to dissolve, in which case a simple majority may approve the dissolution, the dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. In the event of such a board-initiated dissolution, Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions. TouchStone Delaware's Certificate of Incorporation contains no such supermajority voting requirement, however, and a majority of shares voting at a meeting at which a quorum is present would be sufficient to approve a dissolution of TouchStone Delaware which had previously been approved by its Board of Directors.

     Application of the General Corporation Law of California to Delaware Corporations

     Under Section 2115 of the California General Corporation Law, certain foreign corporations (i.e., corporations not organized under California law) are placed in a special category if they have characteristics of ownership and operation which indicate that they have significant contacts with California. So long as a Delaware or other foreign corporation is in this special category, and it does not qualify for one of the statutory exemptions, it is subject to a number of key provisions of the California General Corporation Law applicable to corporations incorporated in California. Among the more important provisions are those relating to the election and removal of directors, cumulative voting, classified boards of directors, standards of liability and indemnification of directors, distributions, dividends and repurchases of shares, shareholder meetings, approval of certain corporate transactions, dissenters and appraisal rights and inspection of corporate records. See "Significant Differences Between the Corporation Laws of California and Delaware" above.

     Exemptions from Section 2115 are provided for corporations whose shares are listed on a major national securities exchange such as the Nasdaq National Market and which have 800 or more shareholders of record. TouchStone Delaware will be exempt from Section 2115 following the Proposed Reincorporation because the Common Stock of TouchStone Delaware will be traded on the Nasdaq National Market and owned by more than 800 holders.

     Certain Federal Income Tax Considerations

     The  Company  has been  advised by counsel  that,  for  federal  income tax purposes, no gain or loss will be recognized by the holders of TouchStone California shares as a result of the consummation of the Reincorporation, and no gain or loss will be recognized by TouchStone California or TouchStone Delaware. In addition, counsel has advised that each former holder of TouchStone California shares will have the same basis in the TouchStone Delaware stock received by such person pursuant to the Reincorporation as such holder had in the TouchStone California shares held by such person at the time of consummation of the Reincorporation, and such person's holding period with respect to such TouchStone Delaware stock will include the period during which such holder held the corresponding TouchStone California shares, provided the latter were held by such person as capital assets at the time of consummation of the Reincorporation.

     State, local or foreign income tax consequences to shareholders may vary from the federal tax consequences described above. SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE EFFECT OF THE REINCORPORATION PROPOSAL UNDER APPLICABLE FEDERAL, STATE, LOCAL OR FOREIGN INCOME TAX LAWS.

     Delaware Franchise Tax

     If the Company reincorporates in Delaware then, in addition to the California franchise tax to which the Company is currently subject, the Company will also be subject to the Delaware franchise tax. The Delaware franchise tax is, in general, calculated based on the amount of a corporation's gross assets (on an unconsolidated basis), and the number of authorized and issued shares of stock of a corporation. Based on the Company's estimated gross assets, its authorized shares under the TouchStone Delaware Certificate of Incorporation and its currently issued shares, the Company's annual franchise tax in Delaware for the first year would be approximately $115,000. In general, the Company's Delaware franchise tax will increase as the Company's gross assets and authorized shares increase, up to a maximum of $150,000.

     Holding Period for Purposes of Rule 144

     The Company has been advised by counsel that, for purposes of Rule 144 (which governs public resales of Company securities by affiliates of the Company and certain resales of restricted securities), the holders of restricted TouchStone Delaware shares will be able to "tack" (add together) the holding period of their TouchStone California shares to the holding period of their TouchStone Delaware shares. This means that, for purposes of Rule 144, a shareholder will be deemed to have held such person's shares of TouchStone Delaware since the date on which such shareholder acquired and paid for the TouchStone California shares that were converted into TouchStone Delaware shares as part of the Proposed Reincorporation.

     The Board of Directors recommends that shareholders vote FOR this proposal.

                              PROPOSAL NO. 3

                   APPROVAL OF 1997 STOCK INCENTIVE PLAN


General

     The Company's shareholders are being asked to approve the 1997 Stock Incentive Plan (the "1997 Plan") as the successor to the Company's existing 1996 Stock Option Plan (the "Predecessor Plan"). The 1997 Plan will become effective immediately upon such shareholder approval, and all outstanding options under the Predecessor Plan will be transferred to the 1997 Plan at that time. The Predecessor Plan will terminate, and no further option grants or share issuances will be made under the Predecessor Plan. However, all outstanding options under the Predecessor Plan will continue to be governed by the terms and conditions of the existing option agreements for those grants.

     As of October 31, 1996, options for 58,200 shares of Common Stock were outstanding under the Predecessor Plan, and 341,800 shares of Common Stock remained available for future option grant. Upon approval of the 1997 Plan, only shares available under the 1997 Plan will be eligible for grant or award.

     The 1997 Plan is designed to serve as a comprehensive equity incentive program to attract and retain the services of individuals essential to the Company's long-term growth and financial success. Accordingly, officers and other key  employees,  non-employee  Board  members  and  consultants  and other advisors in the service of the Company or any subsidiary corporation will have the opportunity to acquire a meaningful equity interest through their participation in the 1997 Plan.

     The following is a summary of the principal features of the 1997 Plan and does not purport to be a complete description of all the provisions of the 1997 Plan which is attached hereto as Exhibit D. The following is a summary of certain provisions of the 1997 Plan, and is qualified, in its entirety, by reference to the 1997 Plan.

     Description of the 1997 Plan

     Structure. The 1997 Plan contains five (5) separate equity incentive programs: (i) a Discretionary Option Grant Program under which eligible individuals in the Company's employ or service may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock, (ii) a Stock Issuance Program under which such individuals may, in the Plan Administrator's discretion, be issued up to 1,200,000 shares of Common Stock directly, through the purchase of such shares or as a bonus tied to the performance of services or the attainment of financial or key project milestones, (iii) a Salary Investment Option Grant Program under which executive officers and other highly compensated employees may elect to invest a portion of their base salary in special stock option grants, (iv) an Automatic Option Grant Program under which eligible non-employee Board members will automatically receive option grants to purchase shares of Common Stock at designated intervals over their period of Board service and (v) a Director Fee Option Grant Program pursuant to which non-employee Board members may apply a portion of the annual retainer fee otherwise payable to them in cash to the acquisition of special option grants. The principal features of each program are described below.

     Administration. The Compensation Committee of the Board (the "Committee") will serve as the initial Plan Administrator with respect to the Discretionary Option Grant and Stock Issuance Programs. However, one or more additional Board committees may be appointed to administer those programs with respect to certain designated classes of individuals in the Company's service. The term "Plan Administrator" as used in this summary will mean the Compensation Committee and any other appointed committee acting within the scope of its administrative authority under the 1997 Plan. Administration of the Salary Investment Option Grant, Automatic Option Grant and Director Fee Option Grant Programs will be self-executing in accordance with the express provisions of such programs.

     Eligibility. Officers and employees, non-employee Board members and independent consultants and advisors in the service of the Company or any parent or subsidiary corporation (whether now existing or subsequently established) will be eligible to participate in the Discretionary Option Grant and Stock Issuance Programs, and officers and other highly compensated employees will be eligible to participate in the Salary Investment Option Grant Program. Only non-employee members of the Board will be eligible to participate in the Automatic Option Grant and Director Fee Option Grant Programs.

     As of October 31, 1996, three executive officers, approximately 59 other employees and three non- employee Board members were eligible to participate in one or more of the programs under the 1997 Plan.

     Share Reserve. The maximum number of shares of Common Stock reserved for issuance under the 1997 Plan will initially be limited to 1,200,000. The shares issuable under the 1997 Plan may be made available either from the Company's authorized but unissued Common Stock or from Common Stock reacquired by the Company, including shares purchased in the open market. In addition, shares subject to any outstanding options under the Predecessor Plan which expire or terminate prior to exercise and any unvested shares reacquired by the Company pursuant to its repurchase rights under the 1997 Plan will be available for subsequent issuance.

     No one participant in the 1997 Plan may receive stock option grants, separately exercisable stock appreciation rights and direct stock issuances for more than 120,000 shares of Common Stock in the aggregate per calendar year; except that such limit shall be 240,000 shares in the first year such participant is eligible to receive an award under the 1997 Plan.

     Valuation. For purposes of establishing the option price and for all other valuation purposes under the 1997 Plan, the fair market value per share of Common Stock on any relevant date under the 1997 Plan will be the closing selling price per share of Common Stock on that date, as such price is reported on the Nasdaq National Market. In the absence of a closing selling price, reference will be made to the most recent bid price for the Common Stock. The closing selling price of the Common stock on October 31, 1996 was $3.19 per share.

Discretionary Option Grant Program

     The options granted under the Discretionary Option Grant Program may be either incentive stock options under the federal tax laws or non-statutory options. Each granted option will have an exercise price per share not less than eighty-five percent (85%) of the fair market value per share of Common Stock on the option grant date, and no granted option will have a term in excess of ten
(10) years. The shares subject to each option will generally vest in a series of installments over a specified period of service measured from the grant date.

     Upon cessation of service, the optionee will have a limited period of time in which to exercise any outstanding option to the extent exercisable for vested shares. The Plan Administrator will have complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

     Stock Appreciation Rights. Three types of stock appreciation rights are authorized for issuance under the Discretionary Option Grant Program: (i) tandem rights, which require the option holder to elect between the exercise of the underlying option for shares of Common Stock and the surrender of such option for an appreciation distribution, (ii) stand-alone stock appreciation rights not tied to an option grant but with a base price per share equal to the fair market value per share of Common Stock on the grant date and (iii) limited rights which would automatically be exercised upon the occurrence of a hostile take-over.

     The appreciation distribution payable by the Company upon the exercise of a tandem stock appreciation right will be equal in amount to the excess of (i) the fair market value (on the exercise date) of the shares of Common Stock in which the optionee is at the time vested under the surrendered option over (ii) the aggregate exercise price payable for such shares. Such appreciation distribution may, at the Plan Administrator's discretion, be made in shares of Common Stock valued at fair market value on the exercise date, in cash or in a combination of cash and Common Stock.

     The appreciation distribution payable by the Company upon the exercise of a stand-alone stock appreciation right will be equal in amount to the excess of
(i) the fair market value (on the exercise date) of the shares of Common Stock underlying the exercised right over (ii) the aggregate base price in effect for that right. Such appreciation distribution may, at the Plan Administrator's discretion, be made in shares of Common Stock valued at fair market value on the exercise date, in cash or in a combination of cash and Common Stock.

     One or more officers or directors of the Company subject to the short-swing profit restrictions of the Federal securities laws may, at the discretion of the Committee, be granted limited stock appreciation rights in connection with their option grants under the Discretionary Option Grant Program. Any option with such a limited stock appreciation right in effect for at least six (6) months will automatically be canceled, to the extent exercisable for one or more vested option shares, upon the successful completion of a hostile tender offer for more than 35% of the Company's outstanding voting stock. In return, the officer will be entitled to a cash distribution from the Company in an amount per canceled option share equal to the excess of (i) the highest price per share of Common Stock paid in the tender offer over (ii) the option exercise price.

     Salary Investment Option Grant Program

     The Plan Administrator will have complete discretion in implementing the Salary Investment Option Grant Program for one or more calendar years and in selecting the executive officers and other eligible individuals who are to participate in the program for those years. As a condition to such participation, each selected individual must, prior to the start of the calendar year of participation, file with the Plan Administrator an irrevocable authorization directing the Company to reduce his or her base salary for the upcoming calendar year by an amount not less than Ten Thousand Dollars ($10,000). Each individual who files a proper salary reduction authorization will be granted a stock option under the Salary Investment Grant Program on the first trading day in January of the calendar year for which that salary reduction is to be in effect.

     Each option will be subject to substantially the same terms and conditions applicable to option grants made under the Discretionary Option Grant Program, except for the following differences:

     The exercise price per share will be equal to one-third of the fair market value per share of Common Stock on the option grant date, and the number of option shares will be determined by dividing the total dollar amount of the authorized reduction in the participant's base salary by two-thirds of the fair market value per share of Common Stock on the option grant date. As a result, the total spread on the option (the fair market value of the option shares on the grant date less the aggregate exercise price payable for those shares) will equal the dollar amount of the optionee's base salary invested in the option.

     The option will become exercisable for the option shares in a series of twelve successive equal monthly installments upon the optionee's completion of each calendar month of service in the calendar year for which the salary reduction is in effect.

     Each option will remain  outstanding for vested shares until the earlier of
(i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date the optionee's service terminates.

Stock Issuance Program

     Shares may be issued under the Stock Issuance Program directly without any intervening stock option grant. The purchase price for such shares will be equal to the fair market value of those shares on the date of issuance and may be paid in cash or by promissory note. Alternatively, the shares may be issued as a bonus for past services or the attainment of specific performance goals, with no cash payment required of the recipient. In no event will more than 1,200,000 shares of Common Stock be issued under the program, subject to adjustment for stock splits, stock dividends and other similar changes to the Company's capital structure.

     Bonus shares will be fully vested upon issuance. All other shares issued under the program will be subject to a vesting schedule tied to the performance of service or the attainment of designated financial or key project milestones.

     The Plan Administrator will have the sole and exclusive authority, exercisable upon a participant's termination of service, to vest any or all unvested shares of Common Stock at the time held by that participant, to the extent the Plan Administrator determines that such vesting provides an appropriate severance benefit under the circumstances.

Automatic Option Grant Program

     Under the Automatic Option Grant Program, each individual who first becomes a non-employee Board member on or after the 1996 Annual Shareholders Meeting, whether through election by the shareholders or appointment by the Board, will receive, at the time of such initial election or appointment, an automatic option grant for 10,000 shares of Common Stock, provided such individual was not previously in the Company's employ. In addition, on the date of each Annual Shareholders Meeting, beginning with the 1996 Annual Meeting, each individual re-elected to serve as a non-employee Board member will automatically be granted at that meeting a stock option to purchase 10,000 shares of Common Stock, provided such individual has served as a non-employee Board member for at least six (6) months. There will be no limit on the number of such 10,000-share option grants any one non-employee Board member may receive over his or her period of Board service, and non-employee Board members who have previously served in the Company's employ will be fully eligible for one or more 10,000-share option grants.

     Each option granted under the Automatic Option Grant Program will be subject to the following terms and conditions:

     The exercise price per share will be equal to 100% of the fair market value per share of Common Stock on the automatic grant date.

     Each option will have a maximum term equal to the lesser of (i) ten (10) years measured from the grant date or (ii) twelve (12) months following termination of Board service.

     Each option will be immediately exercisable for all the option shares, but any purchased shares will be subject to repurchase by the Company, at the exercise price paid per share, upon the optionee's cessation of Board service prior to vesting in those shares.

     The shares subject to each initial 10,000 share grant will vest in four (4) successive equal annual installments over the optionee's period of Board service, with the first such installment to vest upon the completion of one (1) year of Board service measured from the automatic grant date. The shares subject to each annual 10,000 share grant will vest in two (2) successive equal annual installments over the optionee's period of Board service, with the first such installment to vest upon the completion of one year of Board service measured from the automatic grant date.

     The shares subject to each outstanding automatic option grant will immediately vest should the optionee die or become permanently disabled while a Board member or should any of the following events occur while the optionee continues in Board service: (i) an acquisition of the Company by merger or asset sale or (ii) the successful completion of a hostile tender offer for more than thirty five percent (35%) of the outstanding voting securities or a change in the majority of the Board occasioned by one or more contested elections for Board membership.

     Director Fee Option Grant Program

     Each non-employee Board member will have the right to apply all or a portion of his total retainer fee otherwise payable in cash each year (currently $1,200) to the acquisition of a special option grant under the Director Fee Option Grant Program. The grant will automatically be made on the first trading day in January following the filing of the stock-in-lieu-of-cash election and will have an exercise price per share equal to one-third of the fair market value of the option shares on the grant date. The number of shares subject to the option will be determined by dividing the amount of the retainer fee applied to the program by two-thirds of the fair market value per share of Common Stock on the grant date. As a result, the total spread on the option (the fair market value of the option shares on the grant date less the aggregate exercise price payable for those shares) will be equal to the portion of the retainer fee invested in that option.

     The option will become exercisable for the option shares in a series of twelve (12) successive equal monthly installments upon the optionee's completion of each month of Board service during the calendar year of the option grant. The option will remain exercisable for such shares until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the end of the three
(3)-year period measured from the date of the optionee's cessation of Board service. The option will become immediately exercisable for all the option shares should the optionee die or become permanently disabled while a Board member or should any of the following events occur while the optionee continues in Board service: (i) an acquisition of the Company by merger or asset sale or
(ii) the successful completion of a hostile tender offer for more than thirty five percent (35%) of the outstanding voting securities or a change in the majority of the Board occasioned by one or more contested elections for Board membership.

General Provisions

     Vesting Acceleration. In the event that the Company is acquired by merger or asset sale, each outstanding option under the Discretionary Option Grant Program which is not to be assumed or replaced by the successor corporation will automatically accelerate in full, and all unvested shares under the Stock Issuance Program will immediately vest, except to the extent the Company's repurchase rights with respect to those shares are transferred to the successor corporation. The Plan Administrator will have complete discretion to grant one or more options under the Discretionary Option Grant Program which will become fully exercisable for all option shares in the event those options are assumed in the acquisition. The Plan Administrator will have similar discretion to grant options which will become fully exercisable for all the option shares upon a change in control of the Company. The Plan Administrator may also provide for the automatic vesting of any outstanding shares under the Stock Issuance Program upon similar terms and conditions.

     Each option outstanding under the Salary Reduction Option Grant, Automatic Option Grant and Director Fee Option Grant Programs will also automatically accelerate in the event of an acquisition or a hostile change in control of the Company.

     The acceleration of vesting in the event of a change in the ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

     Financial Assistance. The Plan Administrator may institute a loan program to assist one or more participants in financing the exercise of outstanding options or the purchase of shares under the 1997 Plan. The Plan Administrator will determine the terms of any such assistance. However, the maximum amount of financing provided any participant may not exceed the cash consideration payable for the issued shares plus all applicable taxes incurred in connection with the acquisition of the shares.

     Changes in Capitalization. In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the 1997 Plan, including the separate limitation applicable to the Stock Issuance Program, (ii) the number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the 1997 Plan per calendar year, (iii) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing non-employee Board members and (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option in order to prevent the dilution or enlargement of benefits thereunder.

     Each outstanding option which is assumed in connection with a Corporate Transaction will be appropriately adjusted to apply and pertain to the number and class of securities which would otherwise have been issued, in consummation of such Corporate Transaction, to the option holder had the option been exercised immediately prior to the Corporate Transaction. Appropriate adjustments will also be made to the option price payable per share and to the class and number of securities available for future issuance under the Option Plan on both an aggregate and a per-participant basis.

     Amendment and Termination. The Board may amend or modify the 1997 Plan in any or all respects whatsoever. However, the Board may not, without the approval of the Company's shareholders, increase the maximum number of shares issuable under the 1997 Plan (except in connection with certain changes in capitalization), and certain amendments may require shareholder approval pursuant to applicable laws and regulations.

     Unless sooner terminated by the Board, the 1997 Plan will in all events terminate on December 16, 2006. Any options outstanding at the time of such termination will remain in force in accordance with the provisions of the instruments evidencing such grants.

Federal Income Tax Consequences

Option Grants

     Options granted under the 1997 Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

     Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise disposed of. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two (2) years after the option grant date and more than one (1) year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

     If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

     Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

     If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

     The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

Stock Appreciation Right.

     No taxable income is recognized upon the receipt of a stock appreciation right. The holder will recognize ordinary income, in the year in which the right is exercised, equal to the excess of the fair market value of the underlying shares of Common Stock on the exercise date over the base price in effect for the exercised right, and the holder will be required to satisfy the tax withholding requirements applicable to such income.

     The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder in connection with the exercise of the stock appreciation right. The deduction will be allowed for the taxable year of the Company in which such ordinary income is recognized.

Direct Stock Issuance

     The tax principles applicable to direct stock issuances under the 1997 Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

Deductibility of Executive Compensation

     The Company anticipates that any compensation deemed paid by it in connection with disqualifying dispositions of incentive stock option shares or exercises of non-statutory options granted will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, all compensation deemed paid with respect to those options will remain deductible by the Company without limitation under Code Section 162(m).

New Plan Benefits

     As of the date of this Proxy Statement, no options had been granted under the 1997 Plan.

Accounting Treatment

     Under current accounting principles, neither the grant nor the exercise of options granted under the 1997 Plan with exercise prices equal to the fair market value of the option shares on the grant date will not result in any charge to the Company's reported earnings. However, the Company must disclose, in footnotes and pro-forma statements to the Company's financial statements, the impact those options would have upon the Company's reported earnings were the value of those options at the time of grant treated as a compensation expense. In addition, the number of outstanding options under the 1997 Plan may be a factor in determining the Company's earnings per share on a fully-diluted basis.

     Vote Required for Approval of the TouchStone Software Corporation 1996 Stock Incentive Plan

     The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the 1996 Meeting is required for approval of the 1997 Plan. If such approval is obtained, then the 1997 Plan will become effective immediately. Should such stockholder approval not be obtained, then the 1997 Plan will not be implemented, and the Predecessor Plan will remain in effect, and options will continue to be granted under that plan, until the existing reserve of Common Stock available for issuance under the Predecessor Plan has been issued.

     The Board of Directors recommends that the shareholders vote FOR this proposal.

                           INDEPENDENT AUDITORS

     Selection of the independent auditors will be made by the Board of Directors upon consultation with the Audit Committee. The Company's independent auditors for the fiscal year ended December 31, 1995 were Deloitte & Touche LLP. The Board of directors will vote upon the selection of auditors for the current fiscal year at a future Board meeting. Representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting and be available to respond to appropriate questions.

              SHAREHOLDERS PROPOSALS FOR 1997 ANNUAL MEETING


     Proposals to be presented by shareholders of the Company at the 1997 Annual Meeting must be received by the Company at its principal executive office not less than 30 days nor more than 60 days prior to the scheduled date of the meeting (or, if less than 40 days' notice or prior public disclosure of the date of the meeting is given, the 10th day following the earlier of (i) the day such notice was mailed or (ii) the day such public disclosure was made) to be considered for inclusion in the proxy statement and form of proxy relating to the 1997 Annual Meeting of Stockholders.

     Under Rule 14a-8 adopted by the Commission under the Exchange Act, proposals of stockholders must conform to certain requirements as to form and may be omitted from the proxy statement and proxy under certain circumstances. In order to avoid unnecessary expenditures of time and money by stockholders, stockholders are urged to review this rule and, if questions arise, to consult legal counsel prior to submitting a proposal.

                               ANNUAL REPORT

     A copy of the Annual Report of the Company for the fiscal year ended December 31, 1995 was previously mailed to all of the Company's shareholders in June 1996. Any shareholders entitled to notice of and to vote at the Annual Meeting who have not previously received a copy of the Annual Report may obtain one by contacting the Company at (714) 969-7746. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy soliciting material.

                                 FORM 10-K

     THE COMPANY WILL MAIL WITHOUT CHARGE TO ANY SHAREHOLDER UPON WRITTEN REQUEST A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1995, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO CORPORATE COMMUNICATIONS, TOUCHSTONE SOFTWARE CORPORATION, 2124 MAIN STREET, SUITE 250, HUNTINGTON BEACH, CALIFORNIA 92648.

                               OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, the persons named in the accompanying form of proxy will vote the shares represented by proxy as the Board of Directors may recommend or as the proxy holders, acting in their sole discretion, may determine.

                       By Order of the Board of Directors


                       Larry W. Dingus
                       Chairman of the Board of Directors
Dated:  November 15, 1996

                         TOUCHSTONE SOFTWARE CORPORATION
                       1996 ANNUAL MEETING OF SHAREHOLDERS


     PROXY
           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS PROXY


     The undersigned shareholder of TouchStone Software Corporation hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement for the 1996 Annual Meeting of Shareholders of TouchStone Software Corporation to be held on December 16, 1996 and hereby appoints Larry S. Jordan and Ronald R. Maas and each of them, proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent at such meeting and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.


     1. Election of Directors FOR all nominees listed below WITHHOLD AUTHORITY (check one box only)(except as marked to the contrary below) to vote for all nominees listed below

Larry W.  Dingus,  C.  Shannon  Dingus,  Ronald R. Maas,  Kenneth C. Welch,
                     Richard R. Brail and Larry S. Jordan.

     (INSTRUCTION: To withhold authority to vote for any individual nominee, check the "FOR" box above and write that nominee's name on the space provided below.)

                         (TO BE COMPLETED AND SIGNED ON THE OTHER SIDE)


                                        FRONT OF PROXY CARD

                                         BACK OF PROXY CARD

     2. Proposal to approve a change in the Company's state of incorporation from California to Delaware.

           ___FOR      ___AGAINST   ___ABSTAIN

3.  Proposal to adopt the 1997 Stock Incentive Plan.
           ___FOR      ___AGAINST   ___ABSTAIN

     4. In their discretion, the proxies are authorized to vote for the election of such substitute nominee(s) as such proxies may select in the event that one or more of the nominees named in Item 1 above becomes unable to serve, and upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The submission of this proxy if properly executed revokes all prior proxies given by the undersigned.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR items 1, 2 and 3.

     Please sign exactly as name appears on this card.

     When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                    Dated ________________________________________, 1996


                    __________________________________________________
                    (Signature of Stockholder)


                    __________________________________________________
                    (Signature of Stockholder)  (if held  jointly)

                    Note: Please sign, date and mail this proxy promptly in the enclosed postage-paid envelope.

                                 EXHIBITS


        Exhibit A - Agreement and Plan of Merger

        Exhibit B - Delaware Certificate of Incorporation

        Exhibit C - Delaware Bylaws

        Exhibit D - 1997 Stock Incentive Plan